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                           PURCHASE AND SALE AGREEMENT

                                     Between

                 PrimeCo Wireless Communications LLC, as Seller

                                       and

                  United States Cellular Corporation, as Buyer

                                   dated as of

                                   May 9, 2002



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                                                 TABLE OF CONTENTS

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
ARTICLE 1         CERTAIN DEFINITIONS.............................................................................1

         1.1      Defined Terms...................................................................................1

         1.2      Other Definitional Provisions..................................................................10

ARTICLE 2         THE TRANSACTION................................................................................10

         2.1      Purchase and Sale..............................................................................10

         2.2      Purchase Price.................................................................................11

         2.3      Purchase Price Adjustments.....................................................................11
                  2.3.1    Net Working Capital Adjustment........................................................11
                  2.3.2    [Left Blank]..........................................................................15
                  2.3.3    [Left Blank]..........................................................................15
                  2.3.4    Acquisition and Contribution of Certain Assets Adjustment.............................15
                  2.3.5    EMF Insurance.........................................................................15

         2.4      Closing........................................................................................15

         2.5      Deliveries and Proceedings at Closing..........................................................16

         2.6      Sale of C20 Spectrum by Buyer..................................................................18

ARTICLE 3         REPRESENTATIONS AND WARRANTIES.................................................................19

         3.1      Representations and Warranties of Seller.......................................................19
                  3.1.1    Seller Existence......................................................................20
                  3.1.2    The Company's and Subsidiaries' Existence and Qualification...........................20
                  3.1.3    Compliance with Law; Authorizations...................................................20
                  3.1.4    Litigation............................................................................21
                  3.1.5    Contracts and Other Agreements........................................................22
                  3.1.6    Validity of Contemplated Transactions, Etc............................................24
                  3.1.7    Taxes.................................................................................25
                  3.1.8    Environmental Matters.................................................................26
                  3.1.9    Title; Real and Personal Property; Sufficiency of Assets..............................27
                  3.1.10   Condition of Tangible Assets..........................................................28
                  3.1.11   Accounts Receivable...................................................................29
                  3.1.12   Inventory.............................................................................29
                  3.1.13   Material Changes......................................................................29
                  3.1.14   Intellectual Property Matters.........................................................30
                  3.1.15   Books of Account; Financial Statements................................................30
                  3.1.16   No Interest in Other Entities.........................................................31


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                  3.1.17   Availability of Documents.............................................................31
                  3.1.18   Brokers or Finders....................................................................31
                  3.1.19   Form of Agreements; Rate Plans........................................................31
                  3.1.20   Labor Relations.......................................................................32
                  3.1.21   Employee Benefit Plans................................................................33
                  3.1.22   Insurance.............................................................................36
                  3.1.23   No Undisclosed Liabilities............................................................37
                  3.1.24   Prior Divestitures and Reorganizations................................................37
                  3.1.25   Accounts, Safe Deposit Boxes, Locations and Officers..................................37
                  3.1.26   Microwave.............................................................................37
                  3.1.27   Affiliate Transactions................................................................37
                  3.1.28   Operations............................................................................37
                  3.1.29   Spare Parts...........................................................................38
                  3.1.30   Communications Towers.................................................................38
                  3.1.31   V-V PCS L.P. National Service Agreements..............................................38
                  3.1.32   Guard Band............................................................................38
                  3.1.33   Future Credits to Customers...........................................................38

         3.2      [Left Blank]...................................................................................38

         3.3      Representations and Warranties of Buyer........................................................38
                  3.3.1    Buyer Existence, Etc..................................................................39
                  3.3.2    Litigation............................................................................39
                  3.3.3    Validity of Contemplated Transactions, Etc............................................39
                  3.3.4    Financing.............................................................................39
                  3.3.5    Brokers or Finders....................................................................40
                  3.3.6    Communications Act....................................................................40
                  3.3.7    CMRS Spectrum Aggregation Limits......................................................40

         3.4      Survival of Representations and Warranties.....................................................40

         3.5      No Representations or Warranties Implied.......................................................40

         3.6      Schedules......................................................................................41

ARTICLE 4         COVENANTS AND AGREEMENTS.......................................................................41

         4.1      Agreements of Seller Pending the Closing.......................................................41
                  4.1.1    Conduct of the Company Business in the Ordinary Course................................41
                  4.1.2    Distributions.........................................................................43
                  4.1.3    Access................................................................................43
                  4.1.4    Asset Sale Proceeds...................................................................43
                  4.1.5    Casualty Insurance Proceeds...........................................................44
                  4.1.6    Exclusivity...........................................................................44
                  4.1.7    Financial Information.................................................................44

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                                                       TABLE OF CONTENTS

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                  4.1.8    Assignment of Non-Disclosure Agreements...............................................44
                  4.1.9    Schedule Updates......................................................................45
                  4.1.10   Liabilities...........................................................................45
                  4.1.11   Marketing Services Agreement..........................................................46
                  4.1.12   [Left Blank]..........................................................................46
                  4.1.13   EMF Insurance.........................................................................46
                  4.1.14   [Left Blank]..........................................................................47
                  4.1.15   Sales and Marketing Expenditures......................................................47

         4.2      Agreements of Buyer............................................................................47
                  4.2.1    Approvals and Disapprovals............................................................47
                  4.2.2    Control of Systems Pending Closing....................................................47
                  4.2.3    [Left Blank]..........................................................................47
                  4.2.4    Retention of Books and Records........................................................47
                  4.2.5    Communications Act....................................................................48
                  4.2.6    CMRS Spectrum Limits..................................................................48
                  4.2.7    Reimbursement of Attorneys' Fees and Costs............................................48
                  4.2.8    Microwave.............................................................................48
                  4.2.9    Cooperation Regarding IMF Litigation..................................................48
                  4.2.10   Employment Agreements.................................................................48
                  4.2.11   Buyer Efforts to Obtain Financing.....................................................49

         4.3      Agreements of Seller Pending the Closing.......................................................49
                  4.3.1    Agreement Regarding Certain Assets....................................................49
                  4.3.2    Closing Date Operating Statistics.....................................................49
                  4.3.3    Consents..............................................................................49
                  4.3.4    Alternative Arrangements..............................................................49
                  4.3.5    Other Assets..........................................................................51

         4.4      Covenants of Seller and Buyer..................................................................51
                  4.4.1    FCC and State Commission Authorizations...............................................51
                  4.4.2    HSR Act Matters.......................................................................51
                  4.4.3    Copies of Regulatory Filings..........................................................52
                  4.4.4    Publicity and Confidentiality.........................................................52
                  4.4.5    Additional Post-Closing Confidentiality Undertakings..................................52
                  4.4.6    Cooperation...........................................................................53
                  4.4.7    Other Regulatory Requirements.........................................................53
                  4.4.8    Company Litigation....................................................................53
                  4.4.9    Retention and Delivery of Books and Records...........................................54
                  4.4.10   Purchase Price Allocation.............................................................54
                  4.4.11   Cooperation in Indemnity Claims.......................................................55
                  4.4.12   Failure to Obtain Certain Consents and Assignments....................................55
                  4.4.13   Company Agreement and Subsidiary Agreements...........................................55
                  4.4.14   [Left Blank]..........................................................................55



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                                                 TABLE OF CONTENTS
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                  4.4.15   Liabilities under Certain Contracts Retained by Seller................................55
                  4.4.16   Payment and Accrual of Bonuses........................................................55
                  4.4.17   Transition Incentive Plan.............................................................56

ARTICLE 5         CONDITIONS PRECEDENT TO CLOSING................................................................56

         5.1      Conditions Precedent to Obligations of Buyer...................................................56
                  5.1.1    Representations and Warranties True as of Closing.....................................56
                  5.1.2    Compliance with this Agreement........................................................56
                  5.1.3    Closing Certificates..................................................................56
                  5.1.4    No Material Adverse Change............................................................57
                  5.1.5    Approvals.............................................................................57
                  5.1.6    Required Consents; Notices; Assignment of Leases......................................57
                  5.1.7    Amendment of Certain Employment Agreements and Other Matters..........................57

         5.2      Conditions Precedent to Obligations of Seller..................................................57
                  5.2.1    Representations and Warranties True as of Closing.....................................57
                  5.2.2    Compliance with this Agreement........................................................57
                  5.2.3    Closing Certificate...................................................................57

         5.3      Conditions Precedent to the Obligations of Buyer and Seller....................................57
                  5.3.1    Regulatory and Other Approvals........................................................58
                  5.3.2    No Pending Governmental Litigation....................................................58

ARTICLE 6         INDEMNIFICATION................................................................................58

         6.1      General Indemnification Obligation of Seller...................................................58

         6.2      General Indemnification Obligation of Buyer....................................................60

         6.3      Limitations on Claims for Certain Losses.......................................................61

         6.4      Indemnification Procedure as to Third-Party Claims.............................................62

         6.5      Adjustment For Insurance.......................................................................63

         6.6      Payment........................................................................................63

         6.7      Other Rights and Remedies......................................................................63

         6.8      Treatment of Indemnity Payments................................................................64

         6.9      Apportionment of Taxes Indemnified Against.....................................................64

ARTICLE 7         MISCELLANEOUS..................................................................................64

         7.1      Termination....................................................................................64

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         7.2      Expenses.......................................................................................67

         7.3      Further Assurances.............................................................................67

         7.4      Buyer Termination Fee Rights...................................................................67

         7.5      Non-Solicitation...............................................................................68

         7.6      Contents of Agreement..........................................................................68

         7.7      Assignment and Binding Effect..................................................................68

         7.8      Waiver.........................................................................................69

         7.9      Notices........................................................................................69

         7.10     Remedies.......................................................................................71

         7.11     Applicable Law; Consent to Jurisdiction........................................................71

         7.12     No Benefit to Others...........................................................................71

         7.13     Headings.......................................................................................71

         7.14     Severability...................................................................................71

         7.15     Counterparts...................................................................................71

EXHIBITS
         Exhibit A - Assignment and Assumption of Company Interest
         Exhibit B - Document Assignment and Assumption Agreements
         Exhibit B-1 - Transition Services Agreement and Verizon Agreement
         Exhibit B-2 - Employee Transfer Agreement
         Exhibit C - Employee Transfer Agreement
         Exhibit D - Roaming Agreement, as amended Exhibit E - Transition Services Agreement
         Exhibit F - Trademark Assignment
         Exhibit G - Escrow Agreement

SCHEDULES
---------
              Schedule 2.5(a)(viii)                   Form of FCC Opinion
              Schedule 3.1.3(a)                       Compliance with Law
              Schedule 3.1.3(b)                       Company Authorizations
              Schedule 3.1.4                          Litigation
              Schedule 3.1.5(a)                       Company Contracts

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                                                 TABLE OF CONTENTS
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SCHEDULES
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                Schedule 3.1.5(c)                       Notices of Modification of Relationship by a
                                                        Supplier of the Company Business
                Schedule 3.1.5(d)                       Related Agreements
                Schedule 3.1.6                          Seller Consents
                Schedule 3.1.6(c)                       Lease Assignments
                Schedule 3.1.7                          Taxes
                Schedule 3.1.8                          Environmental Matters
                Schedule 3.1.8(b)                       Underground Storage Tanks
                Schedule 3.1.9(a)                       Permitted Company Liens
                Schedule 3.1.9(b)                       Real Property
                Schedule 3.1.9(c)                       Title Exceptions
                Schedule 3.1.10                         Third-Party Owned Property
                Schedule 3.1.11                         Accounts Receivable
                Schedule 3.1.13                         Material Changes
                Schedule 3.1.14                         Intellectual Property Matters
                Schedule 3.1.15                         Financial Statements
                Schedule 3.1.16                         Subsidiaries
                Schedule 3.1.17                         Contracts Subject to Confidentiality Provisions
                Schedule 3.1.19                         Standard Rate Plans, Products and Services; Forms of
                                                          Customer/Subscriber Agreements
                Schedule 3.1.20(b)                      Unfair Practices Complaints
                Schedule 3.1.20(i)                      Employment Not Terminable at Will and Severance Arrangements
                Schedule 3.1.20(k)                      Leave Recipients
                Schedule 3.1.20(l)                      List of Employees, Job Titles and Compensation
                Schedule 3.1.21(c)                      Company Employee Plans
                Schedule 3.1.21(f)                      Change of Control and Excess Parachute Payments
                Schedule 3.1.21(j)                      Post-Employment Benefits
                Schedule 3.1.21(m)                      Notice and Penalties
                Schedule 3.1.22                         Insurance

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                                                TABLE OF CONTENTS
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                Schedule 3.1.23                         Certain Liabilities
                Schedule 3.1.24                         Indemnification Obligations
                Schedule 3.1.25                         Accounts, Safe Deposit Boxes, Locations and Officers
                Schedule 3.1.27                         Affiliate Transactions
                Schedule 3.1.28                         Definitions for Section 3.1.28 and Operating Statistics
                Schedule 3.1.33                         Future Credits to Customers
                Schedule 3.3.3                          Buyer Consents
                Schedule 3.3.4                          Commitment and Engagement Letters
                Schedule 4.1.1                          Transition Planning
                Schedule 4.1.1(g)                       Changes in Marketing and Promotions
                Schedule 4.1.1(k)                       Compensation Increases
                Schedule 4.1.10(a)                      Buyer Assumed Liabilities
                Schedule 4.1.15                         Sales and Marketing
                Schedule 4.2.10                         Buyer Assumed Employment Agreements
                Schedule 4.2.11                         Buyer Efforts to Obtain Financing
                Schedule 4.4.10                         Purchase Price Allocation
                Schedule 4.4.12                         Failure to Obtain Certain Consents and Assignments
                Schedule 4.4.15                         Liabilities under Certain Contracts Retained by Seller
                Schedule 5.1.7                          Amendment of Certain Agreements


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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of May 9, 2002, is entered into by and between PrimeCo Wireless Communications LLC, a Delaware limited liability company ("Seller"), and United States Cellular Corporation, a Delaware corporation ("Buyer").

                                 R E C I T A L S

                  WHEREAS, Seller owns 100% of the outstanding membership interests (the "Company Interest") in Chicago 20MHz, LLC, a Delaware limited liability company (the "Company");

                  WHEREAS, the Company is the holder of certain licenses, through a wholly owned subsidiary, granted by the United States Federal Communications Commission (the "FCC"), including a 20 MHz Personal Communications Services license for the Chicago Metropolitan Trading Area (other than the county of Kenosha, Wisconsin, the "Company MTA");

                  WHEREAS, the Company, directly and through its wholly owned subsidiaries, is the owner of wireless telecommunications systems in the Company MTA and, in connection therewith, is engaged in the business of marketing, selling and providing Personal Communications Services in the Company MTA (the "Company Business"); and

                  WHEREAS, on the terms and conditions contained in this Agreement, Buyer desires to purchase the Company Interest from Seller.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     1.1 Defined Terms. For purposes of this Agreement (including the Schedules hereto), the terms defined in this Agreement shall have the respective meanings specified herein, and, in addition, the following terms shall have the following meanings:

         "2001 Purchase Agreement" is defined in Section 4.3.5.

         "Action" means any claim, action, suit, litigation, arbitration, investigation or other proceeding.

         "Affiliate" or "affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. Without limiting the foregoing, prior to consummation of the purchase and sale of the Company Interest contemplated hereby, Seller shall for all purposes of this Agreement be deemed an Affiliate of the Company and the Subsidiaries until the Closing.

         "Agreement" means this Purchase and Sale Agreement, and all Schedules and Exhibits hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.

         "Agreement Schedules" has the meaning set forth in Section 3.6.

         "Alternative Arrangement" is defined in Section 4.3.4(f).

         "Assumed Closing Date Net Working Capital" is defined in Section 2.3.1(a).

         "ARPU" is defined in Section 3.1.28.

         "Assignment and Assumption" is defined in Section 2.5(a)(i).

         "Authorizations" means, as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, qualifications and other authorizations with or under all federal, state, local or foreign laws and Governmental Authorities and all industry or other non-governmental self-regulatory organizations that are issued to such Person and including, with regard to the Company, all Company Authorizations and Company FCC Authorizations.

         "BTAs" means Basic Trading Areas.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close.

         "Buyer" is defined in the first paragraph of this Agreement.

         "Buyer Assumed Liabilities" is defined in Section 4.1.10(b).

         "Buyer Consents" is defined in Section 3.3.3.

         "Buyer Indemnitee" is defined in Section 6.1.

         "Cap" is defined in Section 6.3(a).

         "Claim" is defined in Section 6.4(a).

         "Closing" and "Closing Date" are defined in Section 2.4.

         "Closing Date Net Working Capital" is defined in Section 2.3.1(c).

         "Closing Date Net Working Capital Schedule" is defined in Section 2.3.1(d).

         "Closing Schedules" has the meaning set forth in Section 3.6.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commercially Reasonable Efforts" means a Party's efforts in accordance with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not material in the context of the commercial objectives to be achieved by the subject efforts of such Party.

         "Commitment Letters" is defined in Section 3.3.4.

         "Communications Act" is defined in Section 3.3.6.

         "Company" is defined in the Recitals.

         "Company Advance Payments" means payments with respect to the assets of the Company made by the Company or the Subsidiaries (other than in connection with capital expenditures) for goods or services prior to the Closing Date relating to the Company Business, to the extent such goods or services are not fully used or received by the Company or the Subsidiaries as of the Closing Date, including prepaid rent, prepaid insurance, prepaid Taxes and prepaid advertising.

         "Company Agreement" means the Limited Liability Company Agreement dated March 31, 2000, including any and all amendments to the date hereof, and other instruments, if any, between the parties to such agreement governing the Company.

         "Company Auditors" means Arthur Andersen LLP, unless Arthur Andersen LLP is dismissed or resigns as the Company's auditor, in which case the Company's auditor shall be PricewaterhouseCoopers LLP (if it is willing to accept such engagement) or such other internationally recognized accounting firm that is mutually acceptable to Buyer and Seller.

         "Company Authorizations" means all Authorizations relating to the Company Business including the Company FCC Authorizations.

         "Company Business" is defined in the Recitals.

         "Company Contracts" is defined in Section 3.1.5(b).

         "Company Current Balance Sheet" is defined in Section 3.1.15.

         "Company Customer Deposits" means deposits received by the Company or the Subsidiaries from customers and subscribers prior to the Closing Date relating to the Company Business, including deposits by customers whose creditworthiness requires payments in advance.

         "Company Customer Prepayments" means payments received by the Company or the Subsidiaries for goods or services relating to the Company Business from customers and subscribers where such goods or services are not fully delivered or performed by the Company as of the Closing Date, including advance payments for debit cards for a specified number of minutes, determined in a manner consistent with the Company Current Balance Sheet.

         "Company Deposits" means deposits paid by the Company or the Subsidiaries to third parties prior to the Closing Date relating to the Company Business, including deposits with respect to property leased by the Company or the Subsidiaries as tenant.

         "Company Employee Plans" is defined in Section 3.1.21(a).

         "Company FCC Authorizations" means all Authorizations issued by the FCC to the Company or any Subsidiary to construct, own and operate Personal Communications Services in the Company MTA, including all associated microwave facilities, and all construction permits that have been applied for to the FCC or issued by the FCC to the Company or any Subsidiary with respect to construction of Personal Communications Services systems and related stations and facilities, including 20MHz of the 30 MHz B-block Personal Communications Services spectrum for the Company MTA (Market MTA 003, Submarket 3, frequency range 1870-1880 lower band, 1950-1960 upper band) licensed to the Company or any Subsidiary by the FCC, but not including the license for 10 MHz of Personal Communications Services spectrum which has been disaggregated from such license and is not owned by the Company or any Subsidiary, and not including the license to operate Personal Communications Services in Kenosha County, Wisconsin, which has been partitioned from such license and is not owned by the Company or any Subsidiary.

         "Company Financial Statements" is defined in Section 3.1.15.

         "Company Interest" is defined in the Recitals.

         "Company Litigation" is defined in Section 4.4.8.

         "Company MTA" is defined in the Recitals.

         "Company Promotional Item" is defined in Section 4.4.8.

         "Confidential Agreements" is defined in Section 3.1.17(a).

         "Convergys" means Convergys Information Management Group, Inc.

         "Convergys Agreement" means the Master Services Agreement dated March __, 2002 between the Company and Convergys relating to the implementation of billing and related systems for the Company by Convergys.

         "Convergys Contract Amount" means an aggregate of $1,250,000, less any payment of such amount on or prior to the Closing Date, that becomes payable by the Company to Convergys under Section 6 of Work Order No. 2002-01 entered into between Convergys and the Company pursuant to the Convergys Agreement following the payment of $2,000,000 by Convergys to the Company pursuant to Section 4 of the Convergys Agreement; provided that the Convergys Contract Amount shall be zero if such $2,000,000 payment has not been made on or prior to the Closing Date.

         "C20 Spectrum" means the 20MHz of the 30 MHz B-block Personal Communications Services spectrum for the Company MTA (Market MTA 003, Submarket 3, frequency range 1870-1880 lower band, 1950-1960 upper band) licensed to the Company or any Subsidiary by the FCC as of the Closing Date.

         "Current Assets" is defined in Section 2.3.1(b)(i).

         "Current Liabilities" is defined in Section 2.3.1(b)(ii).

         "Deductible" is defined in Section 6.3(a).

         "Damaged Assets" is defined in Section 4.1.5.

         "Dispute Resolution Request" is defined in Section 2.3.1(e).

         "Distribution" means the payment or other direct or indirect distribution of cash or any other assets by the Company to any of its members or their Affiliates in respect of their membership interests in the Company, and "Distribute" has a correlative meaning.

         "Document Assignment and Assumption Agreements" is defined in Section 2.5(b)(vii) and attached hereto as Exhibit B.

         "DOJ" means the United States Department of Justice.

         "DOJ Final Judgment" means the Final Judgment entered by the United States District Court for the District of Columbia on April 18, 2000 in United States of America v. Bell Atlantic Corporation, GTE Corporation and Vodafone AirTouch Plc.

         "Due Date" is defined in Section 6.6(a).

         "Employee Plan" is defined in Section 3.1.21(a).

         "Employee Transfer Agreement" is defined in Section 2.5(b)(vii).

         "Environmental Claims" is defined in Section 3.1.8(b).

         "Environmental Laws" is defined in Section 3.1.8(b).

         "Environmental Permits" is defined in Section 3.1.8(b).

         "ERISA" is defined in Section 3.1.21(a).

         "ERISA Affiliate" is defined in Section 3.1.21(a).

         "Escrow Agent" means the escrow agent under the Escrow Agreement.

         "Escrow Account" means the escrow account established by the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement in substantially the form attached hereto as Exhibit G to be entered into among Buyer, Seller and Escrow Agent.

         "Excess Proceeds" means, for purposes of Section 2.6 only, proceeds from the sale of C20 Spectrum in excess of $1.75 per MHz pop, from which proceeds will be subtracted the transaction costs and any taxes incurred in connection with such sale.

         "FCC" is defined in the Recitals.

         "FCC Application" is defined in Section 4.4.1.

         "FCC Construction Requirements" is defined in Section 3.1.3(b).

         "FTC" means the United States Federal Trade Commission.

         "Final  Order"  means  an  action  by  the  FCC  or  other   applicable
Governmental Authority that is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review filed within the deadline, if any, provided by applicable law is pending, and as to which the deadline, if any, for filing any such request, motion, petition, application, appeal or notice, and for entry of orders staying, reconsidering or reviewing on the FCC's or any other applicable Governmental Authority's own motion has expired.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity (including a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (other than a taxing authority).

         "Governmental Order" means, as to any Person, any judgment, injunction, decree, order or other determination of an arbitrator or a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property or assets is subject.

         "Guard Band Arrangement" is defined in Section 3.1.32.

         "Hazardous Material" is defined in Section 3.1.8(b).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" is defined in Section 3.1.5(a)(x).

         "Indemnitee" is defined in Section 6.4(a).

         "Indemnitor" is defined in Section 6.4(a).

         "Intellectual Property" means all copyrights, patents, trademarks, trade names, service marks, URLs and applications for the foregoing and all software, firmware, trade secrets, and proprietary technologies, know-how, inventions, discoveries, improvements, processes and formulas (secret or otherwise) and all other forms of intellectual property.

         "Inventory" means all inventory held by the Company or the Subsidiaries for consumption by or sale to the public, including phones, accessories, spare parts and supplies, whether or not obsolete. Inventory does not include spare parts and supplies held by the Company or the Subsidiaries for the construction, maintenance or installation of capital assets, including switch cards and software used in the Company's business systems.

         "Knowledge" means, with respect to the Seller, only those facts, circumstances or events actually known by Rich Cane - Chief Operating Officer; Gary Burge - Chief Financial Officer; Patrick Joggerst - President; John Bradley
- Director of Finance; Ken Borner - Technical Director; Mark Zaccone - Director of Network Engineering; Kevin Parzyck - Director of Business Operations; Paul Crane - Director of Customer Care; Debbie Zelinski - Director of Human Resources; Steve Greenberg; Barry Porter; and Jack Scanlon; and, with respect to the Buyer, only those facts, circumstances or events actually known by the Chief Executive Officer, the Chief Financial Officer of the Buyer, the Senior Vice President - Acquisitions and Corporate Development of Telephone and Data
Systems, Inc. and the Vice President and Treasurer of Telephone and Data Systems, Inc.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (other than with landlords), encumbrance, lien (statutory or other), charge or other security interest, preemptive right, existing or claimed right of first refusal, right of first offer, right of consent, put right, default or similar right or other adverse claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing) other than those for Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

         "Losses" is defined in Section 6.1(a).

         "Marketing Services Agreement" is defined in Section 4.1.11.

         "Material Adverse Change" and "Material Adverse Effect" means any change, effect or circumstance that is or would reasonably be expected to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, but shall not include any change, effect or circumstance involving liabilities that are not to be transferred pursuant to this Agreement or any change, effect or circumstance (i) occurring by reason of any actions taken by Buyer following the date of this Agreement (other than actions required by this Agreement) or (ii) that is generally applicable in (A) the wireless telecommunications industry generally including the adoption or implementation of regulatory changes or the issuance of additional licenses for the provision of wireless telecommunications services in the Company MTA, (B) the United States economy or (C) the United States or global financial or capital markets.

         "Minor Consents" is defined in Section 3.1.6(a).

         "MTA" means a Major Trading Area.

         "Operating Results Determination Date" is defined in Section 4.3.2.

         "Party" or "party" means a party to this Agreement.

         "Percentage Interest" means the portion allocated to a relevant Person of the earnings, profits, losses and Distributions of the Company pursuant to the Company Agreement or of any Subsidiary pursuant to any Subsidiary Agreement.

         "Permitted Company Liens" is defined in Section 3.1.9(a).

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or enterprise of whatever nature.

         "Personal Communications Services" means radio communications that encompass mobile and ancillary fixed communication that provide services to individuals and businesses and can be integrated with a variety of competing networks, as such term is defined in 47 C.F.R. ss. 24.5.

         "Post-Closing Partial Period" is defined in Section 6.2(d).

         "Pre-Closing Partial Period" is defined in Section 6.1(e).

         "Prime Rate" means the annual interest rate set forth as the Prime Rate in the "Money Rates" table of The Wall Street Journal.

         "Property Taxes" means ad valorem, real and personal property Taxes.

         "Purchase Price" is defined in Section 2.2.

         "Related  Agreements"  means,   collectively,   the  Employee  Transfer
Agreement, and the Transition Services Agreement and, to the extent assignable without the consent of Verizon Wireless, the Verizon Agreement.

         "Requirement  of Law"  means,  as to any Person,  any permit,  license, judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

         "Roaming Agreement" means the Intercarrier Roaming Service Agreement dated as of October 31, 2001 between Seller and Cellco Partnership d/b/a Verizon Wireless, assigned to the Company on February __, 2002, as amended by Amendment No. 1 to the Intercarrier Roaming Agreement dated as of May 2, 2002 between the Company and CellCo Partnership d/b/a Verizon Wireless, copies of which are attached to this Agreement as Exhibit D.

         "Sale" means, for purposes of Section 2.6 only, any sale of stock, merger, consolidation, reorganization, exchange of stock or similar transaction involving a change in control of Buyer.

         "Schedule Changes" means any corrections, updates, additions, deletions and other changes to the Schedules.

         "Seller" is defined in the first paragraph of this Agreement.

         "Seller Consents" is defined in Section 3.1.6(a).

         "Seller Group" means the Seller, the members of the Seller and the general partner or managing member of any member of the Seller.

         "Seller Indemnitee" is defined in Section 6.2.

         "Seller Objection Notice" is defined in Section 2.3.1(d).

         "Seller Required Consents" is defined in Section 3.1.6(a).

         "State Commission" means any applicable state public service, public utility or commerce commission.

         "Subsidiaries" means all subsidiaries of the Company, including PrimeCo Spectrum Holdings LLC and PrimeCo Real Estate Holdings LLC.

         "Subsidiary Agreements" means the limited liability operating agreements pursuant to which the Subsidiaries are organized, including any and all amendments to the date of this Agreement, and other instruments, if any, between the parties to such agreements governing the Subsidiaries.

         "Subsidiary   Interests"  means  100%  of  the  outstanding  membership
interests in each of the Subsidiaries.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any taxing authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Taxes" or "Tax" means all taxes of any kind, including any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, real property, personal property, excise, value added, estimated, stamp, alternative or add-on minimum, withholding and any other tax or assessment, together with all interest, penalties and additions imposed with respect to such amounts.

         "Trademark Assignment" means the Trademark Assignment dated as of the Closing Date between the Seller and the Company substantially in the form of Exhibit F hereto.

         "Transaction Documents" is defined in Section 3.1.1(c).

         "Transition Services Agreement" is defined in Section 2.5(b)(vii).

         "Verizon Agreement" means the Verizon Wireless Agreement dated October 31, 2001 between Seller and Verizon Wireless.

         "Wireless System Assets" means all types of assets, tangible and intangible (including all of the Company's right, title and interest in one or more entities that hold such assets), used by the Company, the Subsidiaries, the Seller or other members of the Seller Group in the operation of the Company Business, including, without limitation, all types of real and personal property, monies and financial instruments, accounts receivable, customer deposits, equipment, inventory, office furniture, fixed assets and furnishings, supplies and materials, contracts, agreements, leases, commitments, spectrum licenses issued by the FCC (including 20MHz of the Company MTA B-block Personal Communication Services license) and all other licenses, permits and authorizations, operational support systems, customer support and billing systems, interfaces with other service providers, business and customer records and information, customer lists, credit records, accounts, and historic and current business plans, as well as any patents, licenses, sub-licenses, trade secrets, know-how, drawings, blueprints, designs, technical and quality specifications and protocols, quality assurance and control procedures, manuals and other technical information as the Company, the Subsidiaries, the Seller or other members of the Seller Group supply to their own employees, customers, suppliers, agents, or licensees, and trademarks, trade names and service marks or other intellectual property, including all intellectual property rights under third party licenses that are capable of being transferred to a purchaser either in their entirety or through a license obtained through or from the Company, the Subsidiaries, the Seller or other members of the Seller Group; provided, however, that ownership of name "PrimeCo" and related names and marks (including service marks, domain names and toll-free numbers) shall not be included as Wireless System Assets.

         1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

             (b) Unless the context otherwise requires, the words "include," "includes" and "including" and words of similar import when used in this Agreement shall be deemed to be followed by the phrase "without limitation."

             (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE 2

                                 THE TRANSACTION

         2.1 Purchase and Sale. Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, covenants, agreements and conditions set forth herein, at the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer (or, subject to Section 7.7, Buyer's designee for purposes of facilitating a deferred like-kind exchange under Section 1031 of the Code), and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Company Interest, free and clear of all Liens other than restrictions imposed by federal and state securities laws.

         2.2 Purchase Price. The aggregate purchase price to be paid by Buyer to Seller for the Company Interest shall be Six Hundred Seven Million Six Hundred Fifty Thousand Dollars ($607,650,000) (as it is adjusted pursuant to Section 2.3.1, Section 2.3.4, and Section 2.3.5, the "Purchase Price"), provided that 10% of the Purchase Price payable at Closing (after any such adjustments to be made at the Closing), shall be payable by wire transfer in immediately available funds to the Escrow Agent for deposit into the Escrow Account pursuant to the terms of the Escrow Agreement, and the balance of the Purchase Price payable at Closing shall be payable by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing prior to the Closing Date.

         2.3 Purchase Price Adjustments

             2.3.1 Net Working Capital Adjustment. (a) The amount of the Purchase Price set forth in Section 2.2 was determined, in part, based upon the assumption that the Closing Date Net Working Capital will be Zero (-0-) (the "Assumed Closing Date Net Working Capital"). Following the Closing, in accordance with this Section 2.3.1, the Purchase Price shall be adjusted dollar for dollar (i) upward by the amount by which the Closing Date Net Working Capital, as determined in accordance with the provisions set forth below, exceeds the Assumed Closing Date Net Working Capital or (ii) downward by the amount by which the Assumed Closing Date Net Working Capital exceeds the Closing Date Net Working Capital. If the Purchase Price is adjusted upward from the amount paid at Closing, then, within ten (10) Business Days after such final determination of the Closing Date Net Working Capital, Buyer shall pay to Seller an amount equal to the adjustment in immediately available funds, plus interest on such amount from the Closing Date until the date of payment at the Prime Rate on the Closing Date. If the amount of the Purchase Price is adjusted downward from the amount paid at Closing, then, within ten (10) Business Days after such final determination of the Closing Date Net Working Capital, Seller shall pay to Buyer an amount equal to the adjustment in immediately available funds, plus interest on such amount from the Closing Date until the date of payment at the Prime Rate on the Closing Date.

                  (b) As used herein, the following terms shall have the respective meanings assigned to them below.

                  (i) "Current Assets" shall consist,  without  duplication,  of the following current assets (less any associated reserves) of the Company and the Subsidiaries, on a consolidated basis, each determined as of the date of determination in accordance with GAAP consistent with the practice used in preparing the Company's financial statements as of, and for the period ended, December 31, 2001:

                   (A) all cash and cash  equivalents,  except for cash reserves described in Section 2.3.1(b)(iii);

                   (B) all accounts  receivable  which have been outstanding for less than 121 days (whether billed or unbilled), net of reserves, including a reserve for returns, sales allowances and uncollectibility; provided such reserve shall be verified by the Company Auditors by appropriate audit procedures (or such other procedures as are reasonably satisfactory to the Buyer and Seller) to be adequate in amount and any reserve with respect to accounts receivable outstanding (i) for more than 30 days and less than 61 days shall be at least 20 percent of the amount of such accounts receivable; (ii) for more than 60 days and less than 91 days shall be at least 70 percent of the amount of such accounts receivable;
              (iii) for more than 90 days and less than 121 days shall be at least 90 percent of the amount of such accounts receivable; and
              (iv) for more than 120 days shall be 100 percent of the amount of such accounts receivable.

                   (C) all Inventory,  new, unused and available for resale (but not including factory refurbished units) net of reserves, including a reserve for slow movement, obsolescence and non-functionality; provided such reserve shall be verified by the Company Auditors by appropriate audit procedures (or such other procedures as are reasonably satisfactory to the Buyer and Seller) to be adequate in amount, including taking into consideration the particular items of inventory (e.g. phones, accessories, spare parts, supplies);

                   (D) all Company  Deposits and Company  Advance  Payments that can reasonably be expected to be recovered (in cash or by the reduction or offset of a liability in the same amount) by the Company in less than one year, net of reserves, to the extent such deposits and advance payments are verified by the Company Auditors by appropriate audit procedures (or such other procedures as are reasonably satisfactory to the Buyer and Seller); and

                   (E) any  reimbursement  or other award of attorneys' fees and other litigation costs actually received by the Company in respect of fees or expenses previously paid by the Company or V-V PCS, L.P. (f/k/a PrimeCo PCS, L.P.) or any prior owner of the Company in connection with PrimeCo PCS, L.P., et al. v. Illinois Commerce Commission, et al., Case No. 98 CH 5500 (Cook County, CH Div.), except to the extent such fees or expenses are otherwise reflected as a Current Asset in accordance with a different subsection of this Section 2.3.1(b)(i).

                  (ii) "Current Liabilities" shall consist, without duplication, of all of the current liabilities of the Company and the Subsidiaries, on a consolidated basis, that are Buyer Assumed Liabilities, each determined as of the date of determination in accordance with GAAP consistent with the practice used in preparing the Company's financial statements as of, and for the period ended, December 31, 2001, and any changes, increases or decreases thereto permitted pursuant to the terms of this Agreement including, but not limited to, the following liabilities; provided that the accrual relating to federal universal service fund charges, which in the past has been accrued at 150% of the anticipated liability, shall be accrued at 100% of the anticipated liability for purposes of calculating Current Liabilities; provided, further, that any of the following that are owing to Seller or any other member of Seller Group shall not be included in Current Liabilities to the extent cancelled without liability on the part of the Company as of the Closing Date:

                   (A) all accounts payable and other current liabilities;

                   (B) all Company Customer Deposits;

                   (C) all Company Customer Prepayments;

                   (D) all accrued expenses  (including  accrued  vacation,  and other similar accrued expenses), and to the extent accrued consistent with past practices, sick leave and personal time;

                   (E) the current portion of all capital lease  obligations (if any);

                   (F) all accrued Taxes; and

                   (G) all  monetary  obligations  to the FCC that  are  current liabilities, including any fines or penalties.

         Notwithstanding anything to the contrary, Current Liabilities shall also include the amount of the Convergys Contract Amount (without duplication).

                  (iii) Notwithstanding anything to the contrary in this Agreement, the Closing Date Net Working Capital shall not reflect or take into account (A) any proceeds from insurance recoveries since October 31, 2001 or any application thereof, except to the extent that such recoveries are in respect of Current Assets (any such proceeds from insurance recoveries not reflected or taken into account for calculating Closing Date Net Working Capital shall be held in a reserve and not distributed by the Company or used for any purpose except the purchase of fixed assets or other capital expenditures); or (B) any proceeds from the sale of assets since October 31, 2001 or any application thereof, except to the extent that such sale proceeds are in respect of Current Assets (any such proceeds from the sale of assets not reflected or taken into account for calculating Closing Date Net Working Capital shall be held in a reserve and not distributed by the Company or used for any purpose except the purchase of fixed assets or other capital expenditures); or (C) any amounts received by the Company that the Company or V-V PCS, L.P. or any prior owner of the Company is obligated to refund to the Company's current or former customers, or any liability relating to any such refund obligation, in connection with the litigation, decision, settlement or implementation of the judgment in PrimeCo PCS, L.P., et al. v. Illinois Commerce Commission, et al., Case No. 98 CH 5500 (Cook County, CH Div.).

                  (c) As used in this  Agreement,  the  term  "Closing  Date Net
Working   Capital"  shall  mean  the  Company's   Current  Assets  less  Current
Liabilities as of 11:59 p.m., Chicago time, on the Closing Date.

                  (d) Within 60 calendar days following the Closing Date, Buyer shall prepare and deliver to Seller (i) a schedule (the "Closing Date Net
Working Capital Schedule") setting forth in reasonable detail (including appropriate supporting documentation) Buyer's good faith determination of the Closing Date Net Working Capital and (ii) a Closing Date trial balance and balance sheet of the Company as of the Closing Date. If Seller objects to any amount reflected on the Closing Date Net Working Capital Schedule, Seller must, within 45 calendar days after receipt thereof, give written notice (the "Seller Objection Notice") to Buyer specifying in reasonable detail Seller's objections. Any item included on the Closing Date Net Working Capital Schedule to which Seller does not object in a Seller Objection Notice shall be deemed to be accepted by Seller and any amounts included within such item shall be deemed to be final, binding and conclusive. If Seller does not give a Seller Objection Notice within such time period, Buyer's determinations of the amounts on the Closing Date Net Working Capital Schedule shall be final, binding and conclusive on the parties.

                  (e) With respect to any disputed amounts concerning the Closing Date Net Working Capital Schedule, Buyer and Seller shall meet in person and negotiate in good faith to resolve any such disputes during the 10-Business Day period after Buyer's receipt of a Seller Objection Notice. If Buyer and Seller are unable to resolve all such disputes within such period, then, at the written request of either party delivered to the other party (a "Dispute Resolution Request"), each of Buyer and Seller shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the objections raised in the Seller Objection Notice. Buyer and Seller intend that these negotiations be conducted by experienced business representatives empowered to decide the issues. The business representatives will meet and attempt to resolve the objections raised in the Seller Objection Notice within 10 Business Days after the date on which the Dispute Resolution Request is delivered. If the business representatives resolve the dispute, such resolution will be memorialized in a written settlement and release agreement, executed within five Business Days thereafter. If the business representatives do not resolve the dispute, Buyer and Seller hereby agree to submit the items remaining in dispute for resolution to an independent auditor, which shall be an internationally recognized accounting firm mutually acceptable to Buyer and Seller. The independent auditor shall, within 30 Business Days after such submission, determine and report to Buyer and Seller upon such remaining disputed items, and such determination shall be final, binding and conclusive on the parties hereto. Following the retention of the independent auditor and prior to the issuance of the independent auditor's report, the parties agree to promptly provide the independent auditor with any and all documents and information, financial or otherwise, reasonably requested by the independent auditor. Buyer and Seller shall bear equally the fees, costs and expenses of the independent auditor.

                  (f) After  delivery  of the Closing  Date Net Working  Capital
Schedule, Buyer shall provide Seller and its authorized representatives reasonable access during normal business hours and without significant disruption to the Company Business or the business of Buyer or its Affiliates to
(1) all books, records and employees of Buyer and its Affiliates having information directly related to the Closing Date Net Working Capital Schedule to the extent such information was used in preparing the Closing Date Net Working Capital Schedule and (2) all of Buyer's and its Affiliates' accountants, agents and representatives who assisted Buyer in preparing the Closing Date Net Working Capital Schedule and all relevant supporting work papers (subject to such reasonable arrangements regarding confidentiality as may be required by such accountants). Seller shall provide Buyer and its representatives reasonable access during normal business hours and without significant disruption to the Seller to all books and records and employees of Seller and its Affiliates having information directly relevant to the Closing Date Net Working Capital Schedule and/or the trial balance and balance sheet required to be prepared pursuant to paragraph (d) of this Section 2.3.1 and reasonable cooperation and assistance with the preparation of the Closing Date Net Working Capital Schedule and/or such trial balance and balance sheet.

              2.3.2 [Left Blank].

              2.3.3 [Left Blank].

              2.3.4  Acquisition and Contribution of Certain Assets  Adjustment.
(a) In the event that the Company does not complete the acquisition of assets contemplated by Section 4.3.1 prior to the Closing Date and Buyer, the Company or any Subsidiary becomes obligated to complete such acquisition after the Closing Date, the Purchase Price shall be adjusted downward by the amount of Three Million Five Hundred Thousand Dollars ($3,500,000), which adjustment shall be the sole consequence of any failure to complete such acquisition under this Agreement.

                  (b) In the event that the Company does not complete the acquisition of assets contemplated by Section 4.3.1 prior to the Closing Date and none of the Buyer, the Company nor any Subsidiary becomes obligated to complete such acquisition after the Closing Date, the Purchase Price shall be adjusted downward by Two Million Four Hundred Thousand Dollars ($2,400,000), which adjustment shall be the sole consequence of any failure to complete such acquisition under this Agreement.

                  (c) In the event that the Company does not complete the acquisition of assets contemplated by Section 4.3.1 prior to the Closing Date and none of the Buyer, the Company nor any Subsidiary becomes obligated to complete such acquisition after the Closing Date, as an alternative to the Purchase Price adjustment referred to in Section 2.3.4(b), Seller may or may cause the Company to acquire and receive delivery of prior to the Closing Date assets that are substantially similar in function to the assets identified in
Section 4.3.1, subject to the approval of the Buyer, which approval shall not be unreasonably withheld.

              2.3.5 EMF Insurance. If for any reason the Seller shall not obtain the electro-magnetic frequency radiation exposure coverage contemplated by
Section 4.1.13 prior to or at the Closing, the Purchase Price shall be adjusted downward by the amount of Five Hundred Thousand Dollars ($500,000), which adjustment shall be the sole consequence of any failure to obtain such insurance under this Agreement.

         2.4 Closing. Unless this Agreement shall have been earlier terminated in accordance with the provisions of this Agreement, the closing of the purchase of the Company Interest (the "Closing") shall take place (a) at the Chicago, Illinois offices of Sidley Austin Brown & Wood at 10:00 a.m. Chicago time, on a date mutually agreed by Buyer and Seller, but not later than five Business Days after the day on which the conditions precedent set forth in Article 5 hereof have been satisfied or waived in writing (other than the conditions precedent that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions), or

(b) on such other date as may be mutually agreed upon in writing by the parties; provided, however, that in the event of any disruption resulting in the closure or suspension of banks or financial markets in the United States on the date that is or otherwise would be scheduled for the Closing Date, the Closing Date shall be rescheduled automatically to take place on the date which is two
Business Days after both banks and financial markets reopen in the United States. The date of the Closing is referred to herein as the "Closing Date." If the Closing extends over more than one consecutive day, the Closing Date shall be deemed to have occurred on the last day of the Closing. If the Closing occurs, for purposes of this Agreement, the Closing shall be deemed to have occurred at 11:59 p.m. on the Closing Date.

         2.5 Deliveries and Proceedings at Closing. At the Closing and subject to the terms and conditions herein contained:

                  (a) Deliveries by Seller (with respect to the Company). Seller shall deliver (or cause to be delivered) to Buyer:

                  (i) an executed  instrument or instruments  for the assignment and assumption of the Company Interest in the form attached hereto as Exhibit A, duly executed by Seller (the "Assignment and Assumption");

                  (ii) a  certificate  of the Seller,  dated the  Closing  Date, certifying as set forth in Section 5.1.3;

                  (iii) a  certificate  of the Seller,  dated the Closing  Date, certifying that all of the conditions precedent to the obligations of Seller hereunder have been waived by Seller or satisfied;

                  (iv) the Company  Agreement and the  Subsidiary  Agreements in
              effect as of the Closing Date and certified as complete and correct as of the Closing Date by the sole or managing member of the Company;

                  (v) the original membership interest book(s) and minute book(s) of the Company and the Subsidiaries, if any;

                  (vi) written evidence of FCC approval by Final Order of Seller's and Buyer's application to transfer control of the Company FCC Authorizations from Seller to Buyer or, subject to
              Section 7.7, one of Buyer's Affiliates, or subject to Section 7.7, Buyer's designee for purposes of facilitating a deferred like-kind exchange under Section 1031 of the Code;;

                  (vii) certified copies of any and all actions of the members of the Company approving the transactions contemplated hereby and incumbency certificates;

                  (viii) releases and/or  satisfaction  pieces, duly executed by any creditor of the Company having a Lien upon any of the Company's or Subsidiaries' assets (other than Permitted Company Liens), each in form and substance satisfactory to Buyer;

                  (ix) the  resignations,  effective as of the Closing  Date, of each officer of the Company and the Subsidiaries, if any;

                  (x) written evidence of approval by Final Order of Seller's and Buyer's application to each applicable Governmental Authority to transfer control of the Company or the Company's Business or the Company Authorizations (other than the Company FCC Authorizations) from Seller to Buyer or, subject to Section 7.7, one of Buyer's Affiliates, or subject to Section 7.7, Buyer's designee for purposes of facilitating a deferred like-kind exchange under Section 1031 of the Code;

                  (xi) a good  standing  certificate  for  the  Company  and the
              Subsidiaries dated not more than five Business Days prior to the Closing Date as issued by the Secretary of State of the State of Delaware;

                  (xii) a good  standing  certificate  for the  Company  and its
              Subsidiaries dated not more than five Business days prior to the Closing Date as issued by the Secretary of State of each of Illinois and Indiana and, with respect to PrimeCo Real Estate Holdings, LLC, by the Secretary of State of Michigan; and

                  (xiii) the opinion of Seller's  FCC counsel  substantially  in the form attached hereto as Schedule 2.5(a)(xiii).

                  (b) Deliveries by Seller (with respect to the Seller). Seller shall deliver (or cause to be delivered) to Buyer:

                  (i) a good  standing  certificate  for Seller,  dated not more than five Business Days prior to the Closing Date, as issued by the Secretary of State of the State of Delaware;

                  (ii) a certificate of an authorized officer of Seller attesting to (A) the resolutions adopted by the appropriate constituencies duly authorizing the execution, delivery and performance of this Agreement by Seller and the execution and delivery by Seller of all instruments and documents contemplated hereby, and (B) the signatures of the individuals who have been authorized to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith on behalf of Seller;

                  (iii)  the  Seller  Required   Consents  and,  to  the  extent
              obtained,   the  Minor  Consents,   each  in  form  and  substance
              reasonably satisfactory to Buyer;

                  (iv) a FIRPTA  certificate  as required by Section 1445 of the
              Code;

                  (v) copies of the Confidential Agreements, if any;

                  (vi) the  Trademark  Assignment,  duly executed by the Seller;
              and

                  (vii) assignment and assumption  agreements,  duly executed by the Seller and accepted by the Company, or the Buyer, as applicable, substantially in the forms attached to this Agreement as Exhibit B (the "Document Assignment and Assumption Agreements"): (a) providing for the assignment to Buyer by Seller, and assumption by Buyer, of the Seller's rights and obligations to the extent provided by this Agreement pursuant to an Employee Transfer Agreement dated as of October 31, 2001 between Seller and PrimeCo Personal
              Communications, L.P., a copy of which is attached to this Agreement as Exhibit C (the "Employee Transfer Agreement"); and
              (b)  providing  for the  assignment  to  Company  by  Seller,  and
              assumption  by  Company,   of  all  of  the  Seller's  rights  and
              obligations to the extent  provided by this Agreement  pursuant to
              (i) a Transition Services Agreement dated as of October 31, 2001 between Seller, PrimeCo Personal Communications, L.P. and Cellco Partnership d/b/a Verizon Wireless, a copy of which is attached to this Agreement as Exhibit E (the "Transition Services Agreement"); and (ii) the Verizon Agreement to the extent such agreement is assignable without the consent of Verizon Wireless

                  (c) Deliveries by Buyer. Buyer shall deliver (or cause to be delivered) to Seller:


                  (i) the Assignment and Assumption, duly executed by Buyer;

                  (ii) the Purchase Price in accordance with Section 2.2;

                  (iii) the Trademark Assignment, duly executed by the Company;

                  (iv) a certificate  of an authorized  officer of Buyer,  dated the Closing Date, certifying that all of the conditions precedent to the obligations of Buyer hereunder have been waived by Buyer or satisfied;

                  (v) a good standing  certificate for Buyer, dated as of a date not more than five Business Days prior to the Closing Date, as issued by the Secretary of State of the State of Delaware.

                  (vi) a certificate of an authorized officer of Buyer attesting to (A) the resolutions adopted by the appropriate constituencies duly authorizing the execution, delivery and performance of this Agreement by Buyer and the execution and delivery by Buyer of all instruments and documents contemplated hereby, and (B) the signatures of the individuals who have been authorized to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith on behalf of Buyer; and

                  (vii)  a  certificate  of  Buyer,   dated  the  Closing  Date,
              certifying as set forth in Section 5.2.3.

                  (d) Other Deliveries. The parties hereto shall also deliver to each other any other agreements, closing certificates and other documents and instruments required to be delivered pursuant to this Agreement.

         2.6 Sale of C20 Spectrum by Buyer. (a) In the event that Buyer shall, or shall cause Company (or its Subsidiaries or any of their successors, if an Affiliate of Buyer at the time of sale) to, sell or enter into a definitive agreement to sell its interest in less than all of the C20 Spectrum within 18 months of the Closing Date, Buyer shall remit, or cause to be remitted to Seller on the closing date of such sale 10% of the Excess Proceeds. The preceding sentence shall not be applicable to an indirect sale of the C20 Spectrum by way of the Sale of Buyer or a sale of all or substantially all of the assets of Buyer.

                  (b) In the event that Buyer shall, or shall cause Company (or its Subsidiaries or any of their successors, if an Affiliate of Buyer at the time of sale) to, sell or enter into a definitive agreement to sell all of the C20 Spectrum within 12 months of the Closing Date, Buyer shall remit, or cause to be remitted, to Seller on the closing date of such sale, 10% of the excess of the purchase price for such sale (less the transaction costs and any taxes incurred in connection with such sale) over $610,650,000. The preceding sentence shall not be applicable to an indirect sale of the C20 Spectrum by way of the Sale of Buyer or a sale of all or substantially all of the assets of Buyer.

                  (c) The following shall not be deemed or considered to be a sale of the C20 Spectrum for purposes of this Section 2.6:

                  (i) the  sale,  transfer  or other  disposition  of all or any portion of the C20 Spectrum to Buyer or to one or more Affiliates of Buyer;

                  (ii) the sale,  transfer or other disposition to a divestiture trustee of all or any portion of the C20 Spectrum as is necessary for Buyer to comply with Section 4.2.6 of this Agreement, (provided that any sale, transfer or other disposition by a divestiture trustee to any other Person that is not an Affiliate of the Buyer shall be deemed to be a sale of the C20 Spectrum for purposes of this Section 2.6);

                  (iii) the sale,  transfer or other  disposition  of all or any portion of the C20 Spectrum by Seller to Buyer's designee as replacement property for purposes of facilitating a deferred like-kind exchange under Section 1031 of the Code or subsequently by Buyer's designee back to Buyer; and

                  (iv) any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, preemptive right, right of first refusal, right of first offer, right of consent, default or similar right or other adverse claim of any kind or nature whatsoever (provided that the consummation of any sale, transfer or other disposition pursuant to a foreclosure or similar action or pursuant to the exercise of a preemptive right, right of first refusal, right of first offer or similar right to any Person that is not an Affiliate of the Buyer shall be deemed to be a sale of the C20 Spectrum for purposes of this Section 2.6).

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

              3.1.1 Seller Existence. (a) Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of Delaware;

                  (b) Seller has the requisite power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

                  (c) the execution, delivery and performance by Seller of this Agreement and all other Transaction Documents to which Seller is a party have been duly authorized by all necessary action on the part of Seller. As used herein, the term "Transaction Documents" means this Agreement, the Assignment and Assumption Agreement, the Escrow Agreement, the Trademark Assignment, the Document Assignment and Assumption Agreement and, if applicable, the Marketing Service Agreement, and all other agreements, documents and instruments executed by Seller or Buyer in connection with this Agreement; and

                  (d) this Agreement has been, and the other Transaction Documents to which Seller is a party have been, or when executed will be, duly executed and delivered by Seller and this Agreement constitutes, and the other Transaction Documents to which Seller is a party do or will when executed and delivered constitute, the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              3.1.2 The Company's and Subsidiaries' Existence and Qualification.
(a) The Company is a limited liability company duly formed, validly existing, and in good standing under the laws of Delaware and has all power and authority to carry on the Company Business as now conducted. The Company is duly qualified to do business as a foreign limited liability company in the State of Illinois and the State of Indiana which are the only jurisdictions where such qualification is required.

                  (b) Each Subsidiary is a limited liability company duly formed, validly existing, and in good standing under the laws of Delaware and has all power and authority to own its assets and carry on its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign limited liability company in the State of Illinois and the State of Indiana and, with respect to PrimeCo Real Estate Holdings, LLC, in the State of Michigan, which are the only jurisdictions where such qualification is required.

              3.1.3 Compliance with Law; Authorizations. (a) Except as disclosed on Schedule 3.1.3(a), each Seller Group member has complied with, and is not in violation of, any Requirement of Law applicable to the Company or the Company's Business, including rules, regulations or orders of the FCC, any applicable State Commission and any other Governmental Authority or Governmental Order.

                  (b) The Company Authorizations, including the Company FCC Authorizations, which are necessary for the Company and the Subsidiaries to own, operate or construct the Company Business are disclosed on Schedule 3.1.3(b). Each of such Company

Authorizations is in full force and effect, is validly and exclusively held by the Company, is free and clear of any legal disqualifications, conditions or other restrictions (other than those routinely imposed in conjunction with such Authorizations), and is free and clear of all Liens except for Permitted Company Liens. The five-year construction requirements set forth in Section 24.203(a) of the FCC's rules (the "FCC Construction Requirements") have been satisfied in a timely fashion for each of the Company FCC Authorizations set forth on Schedule 3.1.3(b) and the documentation concerning compliance with the five year construction requirements required by Section 24.203 of the FCC's rules has been timely filed. Schedule 3.1.3(b) accurately sets forth the five-year construction date applicable to each Company FCC Authorization. Except as set forth on
Schedule 3.1.4, there are no existing applications, petitions to deny or complaints or proceedings pending before the FCC or any other Governmental Authority relating to the Company Authorizations or the Company Business (other than proceedings affecting the wireless telecommunications industry generally). No member of the Seller Group is in default, nor has any such member received any notice of any claim of default, with respect to any of the Company Authorizations, and no event has occurred with respect to any of the Company Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any impairment of the rights of the holder of any Company Authorization. All state and federal fees, charges and assessments (to the extent due) relating to the Company FCC Authorizations have been paid, or to the extent not paid, properly accrued by the Company and/or the Subsidiaries and, if unpaid on the Closing Date, included in Current Liabilities in Closing Date Net Working Capital.

              3.1.4 Litigation. Except as set forth in Schedule 3.1.4, and except for proceedings affecting the wireless telecommunications industry generally, there is no Action of or before any Governmental Authority pending against the Company, the Subsidiaries or the Company Business, or to the Knowledge of Seller, is any such Action threatened against the Company, the Subsidiaries or the Company Business. There is no Action pending against any member of the Seller Group relating to the Company, the Subsidiaries or the Company Business, or to the Knowledge of Seller, is any such Action threatened against any member of the Seller Group the result of which, alone or in the aggregate, would reasonably be expected to adversely affect the ability of the Seller to perform this Agreement. Except for proceedings affecting the wireless telecommunications industry generally, there is no Action, or Governmental Order relating thereto, pending nor, to the Knowledge of Seller, threatened against the Company, the Subsidiaries, the Company Business or any member of the Seller Group, before any Governmental Authority, including the FCC or any other Governmental Authority, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and, to the Knowledge of Seller, no investigation that might result in any such Action is pending or threatened. None of the Company, the Subsidiaries, the Company Business or any member of the Seller Group is a party to or subject to the provisions of any Governmental Order which, individually or in the aggregate, would reasonably be expected to adversely affect the ability of the Seller to perform this Agreement. Except as set forth on Schedule 3.1.4, there is no Action of or before any Governmental Authority pending or, to the Knowledge of Seller, threatened against the Company, the Subsidiaries, the Company Business or any member of the Seller Group that would reasonably be expected to result in the Company being required to offer Company Promotional Items.

              3.1.5 Contracts and Other Agreements. (a) Except as listed and briefly described in Schedule 3.1.5(a), neither the Company nor any Subsidiary is a party, and no member of the Seller Group is a party, or subject to any of the following agreements, whether written or oral, express or implied, relating to the operation of the Company Business, which will continue to bind, or impose any liability or other obligation on, the Company or any Subsidiary after the Closing Date (or on any member of the Seller Group, but only to the extent that such agreement relates primarily to the Company Business or has a direct economic impact on the Company Business after the Closing Date):

                  (i) agreement,  contract,  lease or  commitment,  or series of related agreements, contracts, leases or commitments, other than roaming agreements, which involves an amount in excess of $100,000 on an annualized basis;

                  (ii) agreement, contract or commitment limiting or restraining the Company, any Subsidiary or, to the Knowledge of Seller, any employee of the Company (but only to the extent that such employee agreement, contract or commitment relates primarily to the Company Business or has a direct economic impact on the Company Business), from engaging in any business or pursuing any strategic initiative or competing in any manner;

                  (iii) license or other  agreement which relates in whole or in part to any Intellectual Property, other than non-material licenses for software programs which are generally commercially available;

                  (iv) contour extension agreement or interconnection agreement;

                  (v) management agreement;

                  (vi) confidentiality or non-disclosure agreement pursuant to which the Company has agreed to keep confidential and/or not to use or disclose information obtained from any other Person, other than confidentiality or nondisclosure agreements included in other agreements, contracts, leases or commitments listed on Schedule 3.1.5(a) and other non-material agreements entered into in the ordinary course of business;

                  (vii) agreements with employees for a term;

                  (viii) commission,  reseller,  distributorship or sales agency agreement, contract or commitment;

                  (ix) agreement,  contract, lease or commitment with respect to the ownership or leasing of cell sites, space on towers, switches, office or store (including kiosk) locations;

                  (x) any  trust  indenture,  mortgage,  promissory  note,  loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized as a liability in accordance with GAAP ("Indebtedness");

                  (xi) any  agreement of  guarantee,  support,  indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person; except guarantees by the Company of obligations of Subsidiaries entered into in the ordinary course of the Company Business, including operating leases of such Subsidiaries and indemnification provisions or agreements entered into in the ordinary course of the Company Business; or

                  (xii) other agreement,  contract or commitment not made in the ordinary course of operation of the Company Business.

                  (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings required to be listed in
Schedule 3.1.5(a) in response to the foregoing, and all other agreements, contracts, commitments and leases of the Company or any Subsidiary entered into in the ordinary course of business (collectively, "Company Contracts") is valid and enforceable against the Company, the Subsidiaries or the member of the Seller Group party thereto, as applicable, and, to the Knowledge of Seller, against any other party thereto in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). None of the Company, any Subsidiary or any member of the Seller Group is, and to the Knowledge of Seller no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in the Company Contracts, and no event caused by, relating to or affecting the Company, a Subsidiary or any member of the Seller Group has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by the Company, a Subsidiary or a Seller Group member thereunder, and to the Knowledge of Seller, no event caused by, relating to or affecting any other party thereto has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by such other party thereunder.

                  (c) With the exception of agreements with any of the parties listed on Schedule 3.1.5(c), none of the Seller, the Company or any Subsidiary has received notification that any supplier of the Company Business or party to any Company Contract (including agreements, contracts, or commitments with agents, dealers, distributors or similar relationships) intends to cancel or otherwise adversely modify its relationship with the Company Business or to decrease or limit its purchases, services, supplies or materials from or to the Company Business other than in the ordinary course of business.

                  (d) Each Related Agreement (other than the Verizon Agreement as to which Seller makes no representation) can be assigned to the Company and/or the Buyer, as the case may be, at the Closing without the consent of the other party thereto. As of the date hereof, each Related Agreement is valid and enforceable against the member of the Seller Group that is a party thereto and, to the Knowledge of Seller, against the other party thereto and (other than with respect to the Verizon Agreement as to which Seller makes no representation), upon the Closing, will become valid and enforceable against the Company and/or the Buyer, as the case may be, and, to the Knowledge of Seller, will continue to be valid and enforceable against the other party thereto, in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as disclosed on Schedule 3.1.5(d), no member of the Seller Group is, and to the Knowledge of Seller, the other party thereto is not, and (other than with respect to the Verizon Agreement as to which Seller makes no representation) upon the Closing, none of the Company, any Subsidiary or Buyer will be, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in the Related Agreements, and no event caused by, relating to or affecting the Company, a Subsidiary or any member of the Seller Group has occurred or, upon the Closing, will occur, which with or without the giving of notice or lapse of time, or both, would constitute a default by the Buyer, the Company, a Subsidiary or a Seller Group member thereunder, and to the Knowledge of Seller, no event caused by, relating to or affecting the other party thereto has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by such other party thereunder. Except as disclosed on Schedule 3.1.5(d), Seller has not received notification that the other party to any Related Agreement intends to cancel or otherwise adversely modify its relationship thereunder.

                  (e) Except for the Convergys Agreement, neither the Company nor any Subsidiary is a party to any agreement that provides for a cash signing bonus or similar cash payment to the Company, any Subsidiary, the Seller or any member of the Seller Group.

              3.1.6 Validity of Contemplated Transactions, Etc. (a) Upon the receipt of requisite consents, approvals and Authorizations from the FCC and other Governmental Authorities as described in Section 4.4 and the receipt of the consents set forth on Schedule 3.1.6 (the "Seller Consents"), the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Person under, (i) the charter and other organizational documents of the Company, the Subsidiaries and the Seller, including the Company Agreement and the Subsidiaries Agreements, (ii) any existing Requirement of Law to which the Company, a Subsidiary or any member of the Seller Group is subject that relates to the Company Business, (iii) any Governmental Order which is applicable to the Company, a Subsidiary or any member of the Seller Group, or
(iv) any Company Contract, any of the Related Agreements or any Company Authorization to which the Company or a Subsidiary is a party, or to which any member of the Seller Group is a party or held by any member of the Seller Group until the date of the assignment or other transfer of such contract or authorization to the Company or a Subsidiary, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company, a Subsidiary or any member of the Seller Group thereunder. The Seller Consents set forth on Schedule 3.1.6 are segregated into two groups as follows: (i) those Seller Consents that the Parties have deemed to be necessary and required to be obtained by Seller for consummation of the transactions contemplated by this Agreement (the "Seller Required Consents") and (ii) all other Seller Consents (the "Minor Consents").

                  (b) Except as aforesaid, and the notices required to be sent pursuant to Section 5.1.6(b), no Authorization and no filing or notification with any Governmental Authority or any counterparty to any Company Contract to which the Company or any Subsidiary is a party, or to which any member of the Seller Group is a party or held by any member of the Seller Group until the date of the assignment or other transfer of such contract to the Company, or any other Person is required to be made by the Company, a Subsidiary or any member of the Seller Group in connection with the execution, delivery or performance by Seller of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby by Seller, other than post-Closing notifications required by the FCC.

                  (c) Schedule 3.1.6(c) sets forth certain leases that have heretofore not been assigned to the Company. Upon the assignment of the leases identified in Schedule 3.1.6(c) to the Company, all leases identified on Schedules 3.1.5(a), 3.1.6, and 3.1.9(b) shall be transferred to the name of the Company or one of its Subsidiaries.

              3.1.7 Taxes. Except as listed and described in Schedule 3.1.7, with respect to the Company Business:

                  (a) The Company and each of the Subsidiaries has filed all material Tax Returns required to be filed by it, and all such Tax Returns are correct and complete.

                  (b) All Taxes due and payable by the Company and each of its Subsidiaries have been timely paid in full and Seller has no Knowledge of any delinquency in the payment of Taxes due and payable on any real property upon which are located any of the assets or properties of the Company or any of the Subsidiaries.

                  (c) There are no Liens with respect to Taxes upon any of the assets or properties of the Company or any of the Subsidiaries.

(d) Neither Company nor any Subsidiary is a party to, is bound by or has any obligation under any Tax indemnity or Tax sharing agreement or any similar contract or arrangement.

                  (e) None of the assets of the Company or any Subsidiary is property that (i) is required to be treated as being owned by any Person pursuant to the "safe harbor" lease provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended or (ii) is tax-exempt use property within the meaning of Section 168(h) of the Code.

                  (f) The Company and each Subsidiary has withheld and paid all Taxes in respect of the operation of the Company Business required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party involved with the Company Business.

                  (g) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the purchase and sale of the Company Interest contemplated by this Agreement.

                  (h) Since the formation of the Company, or the Subsidiaries, as the case may be, neither Company or any Subsidiary has, and the Seller has not, made any election for the Company or any Subsidiary to be taxed as a corporation for any United States federal, state or local income Tax purposes (or any similar provisions of foreign law).

              3.1.8 Environmental Matters. (a) Except as set forth in Schedule 3.1.8:

                  (i) All Environmental Permits required pursuant to any Environmental Law for operation of the Company Business (A) have been obtained by or on behalf of the Company or its Subsidiaries and (B) are in full force and effect. The Company, each Subsidiary and each member of the Seller Group is in compliance with all Environmental Permits required pursuant to any Environmental Law for operation of the Company Business.

                  (ii) The  Company,  each  Subsidiary  and each  member  of the
              Seller Group is in compliance with all Environmental Laws affecting the Company Business. To the Knowledge of Seller there are no events, conditions, circumstances, activities, practices, incidents, actions or plans in any way related to the Company Business or the Company's or Subsidiaries' properties which will, or would reasonably be expected to, give rise to any Environmental Claim against the Company or the Subsidiaries or their properties or otherwise relating to the Company Business.

                  (iii) There is no civil,  criminal or  administrative  action, suit, demand, Environmental Claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending against the Company, any Subsidiary or any member of the Seller Group with respect to the Company or the Subsidiaries or their properties or relating to the Company Business or, to the Knowledge of Seller, threatened against the Company, any Subsidiary or any member of the Seller Group with respect to the Company or the Subsidiaries and their properties or relating to the Company Business relating in any way to any Environmental Permit or any applicable Environmental Law or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder affecting the Company Business.

                  (b) Set forth in Schedule 3.1.8(b) is a list of the locations of each underground storage tank owned, leased, or operated by the Company or any Subsidiary. Each underground storage tank leased, owned or operated by the Company, any Subsidiary or any member of the Seller Group in connection with the Company Business is in compliance with Environmental Law.

                  (c) As used herein:

         "Environmental Claims" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, violations or proceedings brought, issued or asserted by: (i) a Governmental Authority for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or Environmental Permit; or (ii) a third party seeking damages, contribution, remediation or other action for personal injury or property damage resulting from the release of a Hazardous Material.

         "Environmental Laws" means all applicable federal, state and local laws, statutes, ordinances, codes, rules and regulations related to protection of the environment and/or the handling, presence, use, generation, treatment, storage, transportation, release, discharge, emission or disposal of Hazardous Materials as in effect on or before the Closing Date.

         "Environmental Permits" means all permits, licenses, approvals, authorizations, or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

         "Hazardous Material" means any hazardous or toxic substance, material or waste which is regulated as of the Closing Date by any Governmental
Authority, including any material or substance that is: (i) defined as a "hazardous substance" under applicable state law; (ii) petroleum; (iii) asbestos; (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq. (33 U.S.C.ss.1321); (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq. (42 U.S.C.ss.6903); (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.ss.9601 et seq.; (vii) defined as a "regulated substance" pursuant to Section 9001 of the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq. (42 U.S.C. ss.6991); or (viii) otherwise regulated under the Toxic Substances Control Act, 15 U.S.C.ss.2601, et seq., the Clean Air Act, as amended, 42 U.S.C.ss.7401, et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C.ss.136, et seq.

              3.1.9 Title;  Real and Personal  Property;  Sufficiency of Assets.
(a) The Company and the Subsidiaries have good, valid and marketable or saleable title, as applicable, to all of the Wireless Systems Assets, including but not limited to all of their properties and assets, real, personal and mixed, which they purport to own (other than leased properties that they do not purport to own), including all properties and assets reflected in the Company Current Balance Sheet and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the Company Business consistent with the practice used in preparing the Company's financial statements as of, and for the period ended, December 31, 2001, free and clear of all Liens, and other encumbrances and defects of title of any nature whatsoever, except for Liens disclosed in Schedule 3.1.9(a) attached hereto (and Liens, such as utility easements, mechanics' liens, landlord liens and the like, that were immaterial in character, amount and extent and which do not detract from the value or interfere with the then present use of the assets or properties they affected (collectively, "Permitted Company Liens")).

                  (b) Schedule 3.1.9(b) lists all real property and interests in real property (including all real property upon which any communications tower, office space or any retail store is located), owned, leased (either as landlord or tenant) or otherwise held by the Company or any Subsidiary or owned, leased (either as landlord or tenant) or otherwise held by any member of the Seller Group for use primarily in the Company Business, and such Schedule indicates whether the real property is owned, leased or otherwise held by the Company, any Subsidiary or by any member of the Seller Group. Schedule 3.1.9(b) also lists, to the extent not covered by the previous sentence, all other locations at which communications towers, office space or retail stores used in the Company Business are located.

                  (c) Except as set forth on Schedule 3.1.9(c), Seller has good, valid and marketable or saleable title to the Company Interest and the Company has good, valid and marketable or saleable titles to the Subsidiary Interests, free and clear of all Liens, and no current or former member or any other Person has contested the Percentage Interest relating to the Company Interest or Subsidiary Interest, or any Distributions or contributions relating thereto or the validity of Seller's title to the Company Interest or the Company's title to the Subsidiary Interests. The Company Interest represents (i) Seller's entire right, title and interest in and to the Company and (ii) all of the outstanding equity securities of the Company. Each of the Subsidiary Interests represents (i) the Company's entire right, title and interest in and to the respective Subsidiary and (ii) all of the outstanding equity securities of such Subsidiary. Neither the Company Interest nor Subsidiary Interests issued in violation of the terms of any agreement or other understanding binding on the Company, the Subsidiaries, the Seller or any other member of the Seller Group, and the Company Interest and each Subsidiary Interest was issued in compliance with all applicable federal and state securities or "blue sky" laws. There are no authorized or outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, redemption rights or other contracts or commitments that could require the Company, a Subsidiary or any member of the Seller Group to issue, sell, purchase or otherwise cause to become outstanding or redeemed any of the Company Interest or any Subsidiary Interest. There are no outstanding equity appreciation, or phantom equity, profit participation, or similar rights with respect to the Company or Company Interest or any Subsidiary or Subsidiary Interest, nor are there any voting trusts, proxies, powers of attorney or other agreements or understandings with respect to the voting of the Company Interest, or the voting of Subsidiary Interests, other than those that will be extinguished or otherwise terminated on or prior to the Closing Date.

                  (d) The Wireless Systems Assets, including but not limited to,
(i) assets owned by the Company, or the Subsidiaries (ii) assets which the Company and Subsidiaries used pursuant to a lease, license or right to use which will remain in effect immediately after the Closing for the benefit of the Company or the Subsidiaries in accordance with the terms thereof, and (iii) rights, assets, properties, services and arrangements transferred or otherwise made available to the Company or the Subsidiaries pursuant to the Document Assignment and Assumption Agreement, taken together, constitute all of the assets, services and arrangements required to conduct the Company Business as conducted on and after November 1, 2001, provided, however, it is understood that, notwithstanding anything to the contrary contained in this Agreement, Seller is not transferring, and is not required hereunder to transfer, to the Company or the Subsidiaries, the 2001 Purchase Agreement, or the "Mark Transfer Agreement" or "Verizon Guaranty" referred to therein or, except to the extent assignable without the consent of Verizon Wireless, the Verizon Agreement.

              3.1.10 Condition of Tangible Assets. The buildings, structures, facilities, equipment and other items of tangible property and assets (excluding Inventory) of the Company and the Subsidiaries, taken as a whole, are in satisfactory operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of the Company Business consistent with past practice, and conform to all applicable Requirements of Law. No Person other than the Company and the Subsidiaries owns any equipment or other tangible assets or properties situated on the premises of the Company and the Subsidiaries except for the leased and other items disclosed on Schedule 3.1.10.

              3.1.11 Accounts Receivable. Except as set forth in Schedule 3.1.11, (a) the accounts receivable as set forth on the Company Current Balance Sheet or arising since the date thereof, arose only in the ordinary course of business out of performance of services or bona fide sales and deliveries of goods; (b) such accounts receivable reflect valid claims of the Company or the Subsidiaries against debtors for sales, performance of services or other transactions in the ordinary course of business; (c) there exist no facts or circumstances (other than general economic conditions and events that arise in the ordinary course of the Company Business) that are likely to result in any increase in the uncollectibility of accounts and notes receivable; and (d) to the Knowledge of Seller, such accounts receivable are subject to no defenses, counterclaims or rights of set-off not reflected in the uncollectibility reserve for such accounts receivables. Adequate reserves for returns, sales allowances and uncollectibility have been provided for on the Company Current Balance Sheet and other Company Financial Statements in accordance with GAAP and consistent with the practice used in preparing the Company's consolidated financial statements as of, and for the period ended, December 31, 2001 and, except as disclosed on Schedule 3.1.11, is consistent with the practice used in preparing the Company's balance sheet as of September 30, 2001. Schedule 3.1.11 also sets forth a correct and complete listing, as of March 31, 2002, of accounts and notes receivable due the Company or any Subsidiary which had been outstanding for: (i) 30 days or less; (ii) more than 30 but less than 61 days; (iii) more than 60 days but less than 91 days; (iv) more than 90 days but less than 121 days; and (v) more than 120 days.

              3.1.12 Inventory. The Inventory of the Company and the Subsidiaries (a) has been acquired and maintained in accordance with regular business practices in the ordinary course of the Company Business consistent with past practice; (b) consists substantially of items of a quality useable or saleable in accordance with regular business practices in the ordinary course of the Company Business consistent with past practice; and (c) is owned by the Company and the Subsidiaries free and clear of all Liens other than Permitted
Company Liens. Reserves for conditions of slow movement, obsolescence and non-functionality have been provided for on the Company Current Balance Sheet and other Company Financial Statements in accordance with GAAP consistently applied with past practices.

              3.1.13 Material Changes. Except as disclosed on Schedule 3.1.13, since October 31, 2001, (i) there has been no Material Adverse Change and (ii) none of the Company, any Subsidiary or any member of the Seller Group has (with respect to the Company Business):

                  (a) discharged or satisfied any Lien or paid any liabilities other than in the ordinary course of the operation of the Company Business consistent with past practice, or failed to pay or discharge when due any liabilities;

                  (b) sold, encumbered, assigned, transferred or otherwise disposed of any assets or properties (including rights or interests with respect to such assets or properties) which the Company or any Subsidiary purported to own as of the date of the Company Current Balance Sheet or on any date since such date, except in the ordinary course of the operation of the Company Business consistent with past practice;

                  (c) incurred any Indebtedness (or guarantees in respect thereof) for which the Company is or will be liable following the Closing Date or subjected any of the assets or properties owned by the Company or any Subsidiary to, or required to be transferred to the Company or any Subsidiary pursuant hereto, any Lien except for Permitted Company Liens;

                  (d) made or suffered any amendment or termination of any Company Contract, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, except in the ordinary course of the operation of the Company Business consistent with past practice;

                  (e) changed any of the accounting principles followed by it or the methods of applying such principles or made or changed any Tax elections, in each case with respect to the Company or any Subsidiary;

                  (f) entered into any transaction, except than in the ordinary course of the operation of the Company Business consistent with past practice;

                  (g) admitted any member or partner to the Company or any Subsidiary or Distributed or otherwise conveyed any of the Company's or Subsidiaries' property to any of its members or any member of the Seller Group or declared an intention to do so;

                  (h) dissolved the Company or any Subsidiary or taken any action to do so; or

                  (i) agreed, orally or in writing, or granted any other Person an option, to do any of the things specified in subparagraphs (a) through (h) above.

              3.1.14  Intellectual  Property  Matters.  Except  as set  forth in
Schedule 3.1.14, (a) all Intellectual Property used by the Company or any Subsidiary in the Company Business consists solely of items and rights which are
(i) owned by the Company or any Subsidiary, (ii) in the public domain, or (iii) rightfully used by the Company or any Subsidiary pursuant to a license or other valid right, and (b) with respect to Intellectual Property owned by the Company or any Subsidiary, the Company or a Subsidiary owns the entire right, title and interest in and to such Intellectual Property free and clear of any Liens. There are no Actions pending or, to the Knowledge of Seller, threatened alleging that the activities of the Company or any Subsidiary or the conduct of the Company Business infringes upon the Intellectual Property of a third party, or challenging the ownership, validity or enforceability of any Intellectual Property necessary for the conduct of the Company Business. To the Knowledge of Seller, no Person is infringing upon any Intellectual Property of the Company or any Subsidiary.

              3.1.15 Books of Account; Financial Statements. The books of account and related records of the Company and its Subsidiaries fairly reflect in reasonable detail the assets, liabilities and transactions of the Company and the Subsidiaries. Neither the Company or any Subsidiary nor any member of the Seller Group (in respect of the Company Business), has engaged in any transaction or used funds of the Company, except for transactions and funds which are reflected in the Company's or Subsidiaries' normally maintained books and records. Schedule 3.1.15 sets forth for the Company Business: (i) audited balance sheets as of December 31, 1999, December 31, 2000 and December 31, 2001 and statements of operations and changes in cash flows for each of the three years in the period ended December 31, 2001 and (ii) unaudited balance sheet as of March 31, 2002 and a statement of operations for March 31,

2002 and the three-month period ended March 31, 2002, respectively. The financial statements set forth on Schedule 3.1.15 (i) are in accordance with the books and records of the Company and its Subsidiaries and (ii) fairly present the financial position of the Company and its Subsidiaries as of their respective dates and the results of operations and changes in cash flows for the periods covered thereby and have been prepared in accordance with GAAP applied on a basis consistent with the practice used in preparing the Company's consolidated financial statements as of, and for the period ended, December 31, 2001 and, except as disclosed on Schedule 3.1.11, is consistent with the practice used in preparing the Company's balance sheet as of September 30, 2001 (except, in the case of the interim financial statements set forth on Schedule 3.1.15, for the absence of year-end adjustments, footnotes and other items required by GAAP to be included in audited financial statements). The financial statements described in this section are referred to herein as the "Company Financial Statements" and the balance sheet as of December 31 is referred to herein as the "Company Current Balance Sheet."

              3.1.16 No Interest in Other Entities. Except for the Subsidiary Interests owned by the Company and as set forth in Schedule 3.1.16, no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other Person are included in the assets of the Company or the Subsidiaries.

              3.1.17 Availability of Documents. (a) Except for the contracts listed on Schedule 3.1.17 hereto which are subject to confidentiality provisions in favor of third parties (the "Confidential Agreements"), the Seller has made available to Buyer copies of all documents listed in Seller's Schedules hereto. Such copies are complete and accurate and include all amendments, supplements and modifications thereto or waivers in effect thereunder; and

                  (b) Schedule 3.1.17 sets forth, with respect to each Confidential Agreement and to the extent permitted under the terms of each such agreement, its significant business terms, and the maximum amount of liability to, or payments required by, the Company and the Subsidiaries with respect thereto. All of the contracts set forth on such schedule were entered into by the Company and the Subsidiaries in the ordinary course of business on commercially reasonable terms and do not contain any provisions that have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or adversely effect the ability of Seller to perform this Agreement.

              3.1.18 Brokers or Finders. Neither the Company or any Subsidiary nor any member of the Seller Group has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or agents commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby, for which the Company or any Subsidiary will have any liability.

              3.1.19 Form of Agreements;  Rate Plans. Schedule 3.1.19 sets forth
(a) a listing of the standard rate plans being offered by the Company and the Subsidiaries; (b) a description of the products and services being provided to customers or subscribers of the Company and the Subsidiaries; and (c) copies of the standard forms of customer or subscriber agreements in use at the Company's and Subsidiaries' retail stores located in the Company MTA.

              3.1.20  Labor  Relations.  (a) No  employee  of the Company or any
Subsidiary  was,  or  is,   represented  by  any  labor  union  or  other  labor
organization;

                  (b) except as set forth in Schedule 3.1.20(b), there are no unfair practice complaints against the Company or any Subsidiary or against any member of the Seller Group affecting the Company Business pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board;

                  (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or, to the Knowledge of Seller, threatened against or involving the Company, any Subsidiary or against any member of the Seller Group affecting the Company Business;

                  (d) there is no grievance pending or, to the Knowledge of the Seller, threatened against the Company, any Subsidiary or against any member of the Seller Group affecting the Company Business regarding unfair labor practices or collective bargaining;

                  (e)  no  agreement  expressly   prohibits  the  Company,   any
Subsidiary or any member of the Seller Group from reducing the number of employees of the Company or its Subsidiaries;

                  (f) Neither the Company nor any Subsidiary has in the prior three years experienced any organized labor strike, dispute, shutdown work stoppage or other similar labor difficulty;

                  (g) no organizational effort is being made or, to the Knowledge of Seller, is threatened by or on behalf of any labor union with respect to employees of the Company and the Subsidiaries;

                  (h) the  Company and each  Subsidiary  has  complied  with all applicable laws, rules and regulations relating to (i) the payment and withholding of taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by local, state or federal law or by other agreement to be withheld from the wages or salaries of its employees and (ii) wages, hours, discrimination in employment, collective bargaining, unfair labor practices, employment agreements, family and medical leave, occupational safety and health and the Workers Adjustment and Retraining Notification Act. Neither the Company nor any Subsidiary has any liability or obligation for any arrears of wages or benefits or any taxes or penalties for failure to comply with any of the foregoing;

                  (i) except as set forth on Schedule 3.1.20(i), the employment of all persons presently employed or retained by the Company or any Subsidiary is terminable at will, and neither the Company nor any Subsidiary will be, pursuant to any current contract, arrangement or understanding, applicable law, or otherwise, obligated to pay any severance pay or other benefit by reason of the voluntary or involuntary termination of employment of any present or former officer, employee or consultant, prior to, on or after the Closing Date;

                  (j) no claims are pending or, to the Knowledge of the Seller, threatened between the Company or any Subsidiary and any of its employees; and

                  (k) Seller and the Company and the Subsidiaries have complied in all respects with the terms, conditions and provisions of the Employee Transfer Agreement and on and after the Closing the only obligations of the Company, the Subsidiaries and the Buyer with respect to the Employee Transfer Agreement are the following:

                  (i) to offer  employment to any person  identified on Schedule
              3.1.20(k) as a "LTD Recipient," "WC Recipient," "STD Recipient," "Military Leave Recipient," "Maternity/Paternity Leave Recipient," "Approved Leave of Absence Recipient," or "Layoff with Recall Rights Recipient" (collectively, the "Leave Recipients") who recovers from his or her condition, returns from leave, or is recalled, as applicable, on or before October 31, 2002 in accordance with Section 6.6 of the Employee Transfer Agreement; and

                  (ii) to provide severance benefits to any "PrimeCo L.P. Transferred Employee" described in Section 1.2 of the Employee Transfer Agreement who is terminated by the Company, any Subsidiary or the Buyer after the Closing Date and on or before December 31, 2002 in accordance with Section 5.1 of the Employee Transfer Agreement.

Except as provided in subsections 3.1.20(k)(i) and (ii), the assumption of the Employee Transfer Agreement by Buyer under the terms of the Document Assignment and Assumption Agreement does not require Buyer, the Company or any Subsidiary to continue any Company Employee Plan after the Closing or to provide employees of the Company or any Subsidiary with salaries, bonuses, employee benefits or employee policies after the Closing that are comparable to the salaries, bonuses, employee benefits and employee policies provided by the Company or any Subsidiary immediately prior to the Closing.

                  (l) Schedule 3.1.20(l) sets forth a list of all of the employees of the Company and the Subsidiaries with their job title, current salary or wages and, with respect to employees who are on a leave of absence, the reason for such leave of absence and an expected date of return which, unless they have terminated employment after October 31, 2001, includes all of the "PrimeCo L.P. Transferred Employees" described in Section 1.2 of the Employee Transfer Agreement. Seller shall provide Buyer with an updated Schedule five business days prior to the Closing Date, which shall satisfy the obligation with respect to such schedule under Section 4.1.9. Such updated schedule shall reflect any newly hired employees and any terminated employees. In hiring any new employees, the Company and the Subsidiaries shall comply with Section 4.1.1. The Seller shall designate on Schedule 3.1.20(l) which of the listed employees are "PrimeCo L.P. Transferred Employees."

              3.1.21 Employee Benefit Plans. Through the date of this Agreement and the Closing Date:

                  (a) Each Employee Plan maintained or sponsored by, or contributed to by, the Company, any Subsidiary, Seller or any of their ERISA Affiliates which covers any employee or former employee of the Company or any Subsidiary (the "Company Employee Plans") has been maintained and operated, in all material respects, in conformity with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in accordance with the terms of such Plan. For purposes of this Agreement, (x) "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, and any other employee benefit arrangement, contract or payroll practice, written or oral, including, without limitation, any bonus plan, consulting, independent contractor, employment or other compensation agreement, incentive, equity or equity-based compensation, or deferred compensation arrangement, stock purchase, stock option, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, scholarship program, retirement savings, pension, profit sharing plan, fringe benefit plan, and incentive plan, and (y) "ERISA Affiliate" means any entity which, together with the subject Person, is required to be treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which any such entity is or has been a general partner;

                  (b) None of the Company, any Subsidiary or Seller has ever sponsored, contributed to, or had an obligation to contribute to (i) a multiemployer plan, as defined in Section 3(37) of ERISA, (ii) a multiple employer plan subject to Sections 4063 or 4064 of ERISA; or (iii) a plan subject to Section 412 of the Code or Title IV of ERISA;

                  (c) Schedule 3.1.21(c) sets forth the name and general description of each of the Company Employee Plans in effect within three years preceding the Closing Date. Seller has delivered to Buyer true, complete and correct copies of the following documents (if and as applicable to such Company Employee Plan) with respect to each Company Employee Plan:

                  (i) all documents embodying or governing such Company Employee
              Plan, as they may have been amended to the date hereof;

                  (ii) the most recent IRS determination  letter with respect to such Company Employee Plan, the application submitted with respect to such letter and any applications for determination subsequently filed with the IRS;

                  (iii) the three most recently  filed IRS Forms 5500,  with all applicable schedules attached thereto;

                  (iv)  the  three  most  recent  actuarial   valuation  reports
              completed with respect to such Company Employee Plan;

                  (v) the current  summary  plan  descriptions  of such  Company
              Employee Plan (or other descriptions of such Company Employee Plan provided to employees) and all modifications thereto;

                  (vi) any insurance policy  (including any fiduciary  liability insurance policy) or trust agreement related to such Company Employee Plan; and

                  (vii) all correspondence with the IRS, the Department of Labor
              and  Pension   Benefit   Guaranty   Corporation   concerning   any
              controversy relating to such Company Employee Plan.

                 There are no unwritten Company Employee Plans.

                  (d) The  Company  Employee  Plans  intended  to qualify  under
Section 401 of the Code have received favorable determination letters from the Internal Revenue Service that such Company Employee Plans are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code. Nothing has occurred with respect to the operation of such Company Employee Plans which could cause the loss of such qualification, in form or operation, or exemption or the imposition of any liability, penalty or tax under ERISA or the Code;

                  (e) All contributions (including all employer contributions and employee salary reduction contributions), premium payments and plan benefit payments required to have been made or for which an obligation has accrued under any of the Company Employee Plans or by law to any funds or trusts established thereunder or in connection therewith have been made or paid by the due date thereof (including any valid extension) or accrued as a Current Liability included in Closing Date Net Working Capital;

                  (f) Except as disclosed on Schedule 3.1.21(f), none of the Company, any Subsidiary or Seller is a party to any agreement, contract or arrangement that

                  (i) requires it to make any bonus, severance or other payment, or requires it to accelerate the vesting or timing of payment of any compensation or benefit payment to any of its officers, employees or consultants solely by reason of the change in control of the Company effected by the consummation of the transactions provided in this Agreement or

                  (ii) could  result,  separately  or in the  aggregate,  in the payment of any "excess  parachute  payments" within the meaning of
              Section 280G of the Code.

                  (g) There is no violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Company Employee Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Company Employee Plans;

                  (h) There are no pending actions, claims or lawsuits or governmental administrative proceedings or investigations which have been asserted or instituted against the Company Employee Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Employee Plans with respect to the operation of such plans (other than routine benefit claims), nor are there, to the Knowledge of Seller or any of its ERISA Affiliates, any threatened actions, claims or lawsuits or governmental administrative proceedings or investigations or facts which could form the basis for any such actions, claims or lawsuits or governmental administrative proceedings or investigations against the Company Employee Plans;

                  (i) None of the Company, any Subsidiary, Seller or any "party in interest" or "disqualified person" with respect to the Company Employee Plans has engaged in a non-exempt "prohibited transaction" within the meaning of
Section 4975 of the Code or Section 406 of ERISA with respect to any Company Employee Plans. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Employee Plan;

                  (j) Except as set forth in Schedule 3.1.21(j), no Company Employee Plans provide for post-employment life or health insurance, or other retiree welfare benefits or coverage for any participant or any beneficiary of a participant, and none of Seller, the Company, any Subsidiary or Buyer has or at the Closing will have any obligation or liability to provide such benefits or coverage under the Employee Transfer Agreement or any other document or commitment, written or oral. Each of the Company, any Subsidiary and Seller which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied in all material respects with all of the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (and any similar state law), Section 4980B of the Code, and Parts 6 and 7 of Subtitle B of Title I of ERISA and the regulations thereunder;

                  (k) None of the Company, any Subsidiary, any member of the Seller Group or any of their ERISA Affiliates has incurred any cost, fee, expense, liability, claim, suit, obligation or other damage under Title IV of ERISA that could give rise to the imposition of any liability on the part of the Company, any Subsidiary, Buyer or any of its ERISA Affiliates, and, to the Knowledge of Seller, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage, that could reasonably be expected to become a liability of the Company, any Subsidiary, Buyer or any of its ERISA Affiliates; and

                  (l)  Benefits   under  all  Company   Employee  Plans  are  as
represented to Buyer pursuant to Section 3.1.21(c) hereof and have not been increased subsequent to the date as of which documents have been provided to Buyer pursuant to such Section and there have been no promised improvements, increases or changes to the benefits provided under any Company Employee Plan.

                  (m) Except as set forth in Schedule 3.1.21(m), all Company Employee Plans, administrative services agreements, insurance contracts and other agreements and contracts with vendors relating to the Company Employee Plans can be terminated at any time in 2002 and on any later date by the Company without any penalties or special payments or assessments payable to such vendors. Schedule 3.1.21(m) sets forth with respect to any such contract or agreement (i) any required notice period prior to termination thereof and (ii) an estimate of any penalties or special payments or assessments applicable upon termination thereof.

                  (n) All of the Company Employee Plans listed on Schedule 3.1.21(c) are currently, and will as of the Closing be, sponsored by the Company or any Subsidiary.

              3.1.22 Insurance. The Company's and Subsidiaries' assets, business, equipment, property and operations are insured against loss or damage and all other hazards or risks as set forth on Schedule 3.1.22 (name of insurer, insured event, amount of coverage and limits, annual premium amount, expiration date of policy, policy number). All insurance policies set forth on Schedule
3.1.22 are in full force and effect in accordance with their terms, no notice of cancellation of such polices has been received, all premiums due have been paid in full and there has been no casualty since October 31, 2001.

              3.1.23 No Undisclosed Liabilities. Except as set forth in Schedule 3.1.23, neither the Company nor any Subsidiary has any liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, except:

                  (a) liabilities in respect of Company Authorizations and Company Contracts (none of which arose from a breach thereof);

                  (b) liabilities disclosed on the Company Current Balance Sheet and not paid or discharged since the date thereof; and

                  (c) liabilities incurred, consistent with past practice, in the ordinary course of the operation of Company Business since the date of the Company Current Balance Sheet.

For purposes of this Section 3.1.23, the term "liabilities" shall include any direct or indirect Indebtedness, cost, expense or obligation.

              3.1.24 Prior Divestitures and Reorganizations. Except as set forth in Schedule 3.1.24, neither the Company nor any Subsidiary is liable, whether absolutely, contingently or otherwise, with respect to any indemnification or other similar provision under any contract and other agreement or by operation of law relating to any sale, divestiture or other disposition of any assets or operations of the Company or any Subsidiary (or its predecessors) or in connection with any previous reorganization of the Company or any Subsidiary (or its predecessors).

              3.1.25  Accounts,  Safe Deposit  Boxes,  Locations  and  Officers.
Schedule 3.1.25 sets forth (a) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and the Subsidiaries and those persons authorized to draw on these accounts or deposits or to have access to these boxes, (b) true and correct copies of all corporate borrowing and depository resolutions and those persons entitled to act thereunder, (c) the headquarters addresses of the Seller, the Company and the Subsidiaries, and (d) a true and correct list of all officers of the Company and the Subsidiaries (if any).

              3.1.26 Microwave. The Company has no obligation to pay any Person under any microwave clearing agreements (whether written or oral, express or implied).

              3.1.27 Affiliate Transactions. Other than the Document Assignment and Assumption Agreements and the Trademark Assignment, (i) except as disclosed on Schedule 3.1.27, there are no agreements, arrangements and understandings between the Company or any Subsidiary and any member of the Seller Group and
(ii) following the Closing, none of the Company, any Subsidiary or Buyer shall have any obligations or liability under any of such agreements, arrangements or understandings, whether or not disclosed on Schedule 3.1.27 except to the extent included in the calculation of Closing Date Net Working Capital.

              3.1.28 Operations. (a) As of the end of each month set forth in the table below, (a) the Company (including for all purposes of this Section 3.1.28, if applicable, its Subsidiaries) had at least the number of active subscribers indicated below for such month, including at least the number of prepaid and postpaid subscribers indicated below for such month, (b) the Company's churn rate for such month was not greater than as indicated below and
(c) the

Company's average revenue per subscriber ("ARPU") for such month was not less than as indicated on Schedule 3.1.28.

                  (b) Schedule 3.1.28 also sets forth certain information as of the day immediately preceding the date of this Agreement regarding, (i) the total net subscriber statistics of the Company since April 30, 2002, (ii) active subscribers on rate plans providing for unlimited minutes of use per month as of April 30, 2002, and (iii) the number of Company-owned distribution outlets and indirect distribution outlets as of April 30, 2002.

              3.1.29 Spare Parts. The Company and the Subsidiaries own spare parts for use in the Company Business sufficient to meet the operating needs of the Company Business.

              3.1.30 Communications Towers. The Company and the Subsidiaries own at least 230 communications towers for use in the Company Business.

              3.1.31 V-V PCS L.P.  National Service  Agreements.  On or prior to
October  31,  2001,  V-V  PCS  L.P.   transferred  to  the  Company  and/or  the
Subsidiaries:

                  (a) all rights and obligations under national service agreements between V-V PCS L.P. and Persons relating to the provision of Personal Communications Services to individual end users with mobile telephone numbers originating in the Company MTA and covered by such national services agreements, and

                  (b) the responsibility for overall account management and billing coordination under such national services agreements and the books, records and other assets necessary to provide such account management and billing coordination, if the national account customer is headquartered in the Company MTA and a majority of the individual customer accounts of such national account customer is located in the Company MTA.

              3.1.32 Guard Band. The Company has coordinated the use of its licensed spectrum (frequency range 1870-1880, lower band, 1950-1960 upper band) with CellCo Partnership (dba Verizon Wireless) to avoid interference in accordance with FCC Regulations. Such coordination includes the establishment of a guard band at frequency range 1879.375-1880.625 lower band, 1959.375-1960.625 upper band (defined as channel 600 in IS-95) between the Company and CellCo Partnership (dba Verizon Wireless) for the operation of CDMA technology.

              3.1.33 Future Credits to Customers. Seller's good faith estimate of the obligations of the Company and the Subsidiaries to issue credits to customers for periods after March 31, 2002 are set forth on Schedule 3.1.33, which estimate shall be updated at the Closing pursuant to Section 4.1.9.

         3.2 [Left Blank]

         3.3 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

              3.3.1 Buyer Existence, Etc. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the requisite power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and all other Transaction Documents to which Buyer is a party have been duly authorized by all necessary action on the part of Buyer. This Agreement has been, and the other Transaction Documents to which Buyer is a party have been or when executed will be, duly executed and delivered by Buyer, and this Agreement constitutes, and the other Transaction Documents to which Buyer is a party do or will when executed and delivered constitute, the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              3.3.2 Litigation. Except for proceedings affecting the wireless telecommunications industry generally, there is no Action or Governmental Order relating thereto, pending, or to the Knowledge of Buyer, threatened against Buyer, before any Governmental Authority the result of which, alone or in the aggregate, would reasonably be expected to adversely affect the ability of Buyer to perform this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and to the Knowledge of Buyer, no investigation that might result in any such Action is pending or threatened.

              3.3.3 Validity of Contemplated Transactions, Etc. Upon the receipt of requisite consents, approvals and Authorizations from the FCC and other Governmental Authorities, as described in Section 4.4, and the receipt of the consents set forth on Schedule 3.3.3 (the "Buyer Consents"), the execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party by Buyer do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Person under, (a) the certificate of incorporation, by laws and other organizational documents of Buyer, (b) any existing Requirement of Law to which Buyer or any of its Affiliates is subject, (c) any Governmental Order which is applicable to Buyer or any of its Affiliates, or (d) any contract or agreement to which Buyer or any of its Affiliates is a party. Except as aforesaid, no Authorization and no filing or notification with any Governmental Authority or any counterparty to any contract or agreement to which Buyer or any of its Affiliates is a party or any other Person is required by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby by Buyer, other than post-Closing notifications required by the FCC.

              3.3.4 Financing. Buyer has received (a) commitment letters from Toronto Dominion (Texas), Inc., Wachovia Bank, N.A., LaSalle Bank, N.A. and Citibank, N.A., to provide at least $250 million of senior bank financing and
(b) an engagement letter from Salomon Smith Barney (the "Lead Underwriter"), to underwrite at least $250 million aggregate principal amount of notes, true and correct copies of which letters are attached as Schedule 3.3.4(a) and Schedule 3.3.4(b) (together, the "Letters"). Upon satisfaction of all conditions precedent to Buyer's obligations set forth in Section 5.1 other than such conditions precedent that are not capable of being satisfied until the Closing, and Buyer's receipt of funds as contemplated by the Letters, Buyer will have sufficient cash and/or cash equivalents to pay the entire Purchase Price at the Closing and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

              3.3.5 Brokers or Finders. Neither Buyer nor any of its Affiliates has incurred an obligation or liability, contingent or otherwise, for brokers' or finders' fees or agents commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

              3.3.6 Communications Act. Buyer is qualified under the Communications Act of 1934, as amended, and all applicable rules and regulations thereunder (the "Communications Act") to be a transferee of control of the Company FCC Authorizations.

              3.3.7 CMRS Spectrum Aggregation Limits. Buyer's acquisition of the Company Interest and control of the Company FCC Authorizations will not cause Buyer to be in excess of the FCC's CMRS spectrum aggregation limits as defined in 47 C.F.R. section 20.6, as modified in 2000 Biennial Regulatory Review Spectrum Aggregation Limits for Commercial Mobile Radio Services, Report and Order, WT Docket No. 01-14, FCC 01-328, released December 18, 2001, except with respect to the following areas within the Company MTA: Fountain and Warren Counties, Indiana, within the Danville, Illinois, BTA; Knox and Warren Counties, Illinois within the Galesburg, Illinois BTA and Fulton, McDonough, Peoria, Schuyler, Tazwell and Woodford Counties, Illinois, within the Peoria, Illinois BTA.

         3.4 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in the certificates delivered pursuant to Sections 5.1.3 or 5.2.3 shall survive until April 30, 2003, except that (a) any intentional misrepresentation shall survive Closing without limitation, (b) any representation or warranty contained in Sections 3.1.1, 3.1.2, 3.1.6 (except to the extent that it relates to Company Contracts), 3.1.9(c), 3.1.16, 3.1.18, 3.3.1, 3.3.3 or 3.3.5 shall survive the Closing without limitation and (c) any representation or warranty contained in Sections 3.1.7, 3.1.8 and 3.1.21 shall survive until the expiration of 60 calendar days after the expiration date of the relevant statute of limitations period (including any applicable extensions thereof). Any claim by a party based upon breach of any such representation or warranty made pursuant to Article 6 below must be submitted to the breaching party prior to or at the expiration of the applicable survival period.

         3.5 No Representations or Warranties Implied. The representations and warranties contained herein constitute the only representations and warranties made by the parties with respect to this Agreement and the transactions contemplated hereby, and no other representations or warranties shall be implied. Without limiting the foregoing, except as expressly set forth herein, Seller makes no representation or warranty concerning the Company Interest, the Company Business or the assets owned or used by the Company or Subsidiaries, and there are no implied warranties of any kind, including warranties of merchantability or fitness for a particular purpose.

         3.6 Schedules. The Schedules delivered pursuant hereto as of the date hereof are referred to as the "Agreement Schedules" and the Schedules to be delivered as of the Closing Date are referred to as the "Closing Schedules".

                                   ARTICLE 4

                            COVENANTS AND AGREEMENTS

         4.1 Agreements of Seller Pending the Closing. Seller covenants and agrees that from the date of this Agreement through the Closing Date or the earlier termination of this Agreement in accordance with its terms and except as otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed):

              4.1.1 Conduct of the Company Business in the Ordinary Course. Subject to applicable Requirements of Law and except as otherwise contemplated by this Article 4, except as disclosed on Schedule 4.1.1, Seller shall cause the Company and the Subsidiaries to conduct the Company Business in the ordinary course of business consistent with past practice, except as may be necessary in order to implement and perform this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, Seller shall, and shall cause the Company and the Subsidiaries to:

                  (a) use Commercially Reasonable Efforts to keep available the services of the Company's and Subsidiaries' present employees and agents (and upon departure of any such employees or agents, use Commercially Reasonable Efforts to hire appropriate replacement employees or agents of comparable skill and experience), provided that this clause creates no requirement to pay additional compensation or give promotions outside of the ordinary course of business;

                  (b) not sell, lease, license, or otherwise dispose of any of the Company's or Subsidiaries' assets or rights other than in the ordinary course of the Company Business consistent with past practice;

                  (c) use Commercially Reasonable Efforts to maintain the Company's and Subsidiaries' relations and goodwill with the suppliers, customers, distributors, employees and any others having business relations with the Company and the Subsidiaries;

                  (d) use Commercially Reasonable Efforts to maintain the Company's and Subsidiaries' equipment, systems and other fixed assets as necessary to maintain the Company's and Subsidiaries' reliability standards, footprint coverage and network capacity;

                  (e) comply in all material respects with all Requirements of Law applicable to the Company and the Subsidiaries;

                  (f) keep in full force and effect the insurance policies held by the Company or Subsidiaries and covering the Company, the Subsidiaries and the Company Business as of the date hereof (or obtain replacement policies providing substantially the same coverage);

                  (g) except as set forth in Schedule 4.1.1(g), continue in accordance with past practice all marketing and promotional practices relating to the maintenance and growth of subscribers conducted by the Company and the Subsidiaries;

                  (h) continue in accordance with past practice to collect the Company's accounts receivable and pay its trade payables;

                  (i) with the exception of changes necessary in the reasonable business judgment of Seller to respond to actions of competitors, refrain from implementing any change in (i) the terms and conditions of the Company's or Subsidiaries' forms of customer and subscriber agreements or (ii) the types or quality of products and services being provided by the Company or Subsidiaries to subscribers;

                  (j) not make or change any Tax elections, settle any audit or examination of Taxes, or apply to change any method of accounting for Tax purposes if, in any such case, it would adversely affect the Company or the Subsidiaries or the assets of the Company or the Subsidiaries after Closing;

                  (k) except as set forth in Schedule 4.1.1(k), not grant or otherwise commit to make any increase in the compensation of employees of the Company or the Subsidiaries, except merit or promotional increases in the ordinary course of the Company Business consistent with past practice;

                  (l) not enter into any employment agreement or severance agreement with any employee of the Company or the Subsidiaries, or agreement with a consultant, without Buyer's written consent (other than retention agreements for which the Seller retains all obligations and liabilities), unless such agreement terminates prior to the Closing Date and, if so terminated, would not impose any liability or obligation on Buyer or the Company or the Subsidiaries following the Closing;

                  (m) not establish, amend or terminate any Employee Plan or any plan, program or agreement that would be an Employee Plan if it were in existence as of the date of this Agreement, other than as required by law;

                  (n) not enter into, terminate or modify any Company Contract without the written consent of Buyer except in the ordinary course of the Company Business consistent with past practice;

                  (o) not incur any Indebtedness (or guarantees in respect thereof) other than Indebtedness or guarantees in respect thereof which will be paid in full or otherwise extinguished on or before the Closing Date;

                  (p) not enter into any agreement or transaction with any member of the Seller Group, unless such agreement or transaction is in the ordinary course of the Company Business, consistent with past practice, is on terms that are no less advantageous to the Company and the Subsidiaries than could be obtained in an arm's-length agreement or transaction with an independent third party and is consented to by Buyer in writing, which consent shall not be unreasonably withheld or delayed;

                  (q) unless such leave of absence is required to be granted pursuant to any Requirement of Law or is granted in accordance with the Company's Short Term Disability policy as set forth in the Company's HR Policies and Procedures Guide or Long Term Disability Plan pursuant to a determination of medical necessity by CIGNA, not grant any paid leave of absence to any employee of the Company or any Subsidiary which could extend more than thirty days after the Closing Date unless such leave of absence is consented to by the Buyer in writing, which consent shall not be unreasonably withheld or delayed; and

                  (r) not enter into any agreement or transaction that (i) may not be terminated by the Company or the Subsidiaries on 60 days or less notice,
(ii) provides for a fee or penalty for early  termination of $100,000 or more or
(iii) provides for the payment of a cash signing bonus or similar cash arrangement to the Company, its Subsidiaries, the Seller or any members of the Seller Group.

              4.1.2 Distributions. Seller shall not permit the Company or any Subsidiary to make any Distributions to its members, without the written consent of Buyer. In furtherance of the foregoing, Seller shall cause the Company and the Subsidiaries, not later than at the Closing on the Closing Date, to discharge any Indebtedness of the Company and the Subsidiaries to any members of the Seller Group (except to the extent credited as a Current Liability), it being understood that all Indebtedness of the Company or any Subsidiary (except capital lease obligations set forth on Schedule 4.1.10(a)).will be repaid in full on the Closing Date by Seller from the proceeds of the Purchase Price.

              4.1.3 Access. Seller shall cause the Company and the Subsidiaries to permit Buyer and its authorized representatives to have reasonable access, during regular business hours and upon reasonable advance notice, to the books and records of the Seller (with respect to the Company and the Company Business) and the Company and the Subsidiaries (including all financial analyses and external reports relating to the management of the Company Business and the reports from the Company's and Subsidiaries' billing vendor and roaming clearinghouse (if any)), facilities and assets, and to the officers and key managers of the Company, the Subsidiaries and Seller, to the extent that such access does not interfere with the conduct of the Company Business; provided that Buyer and any such representatives comply with the confidentiality and nondisclosure obligations set forth in this Agreement. Seller also agrees to grant or cause the Company to grant to Buyer, Buyer's auditors and other representatives, such access to the Company's and Seller's books, records and personnel as may be reasonably requested by Buyer to complete any audits and Seller agrees to use its Commercially Reasonable Efforts to cause to be made available to such persons access to accountants relevant supporting working papers (to the extent permitted by such accountants); provided that Buyer, Buyer's auditors and representatives are informed of and comply with the confidentiality and nondisclosure obligations set forth in this Agreement (it being agreed that Buyer shall be responsible for any breaches of the foregoing confidentiality and nondisclosure obligation by such persons). Buyer will bear the costs and expenses associated with such audits, including the reasonable out-of-pocket expenses incurred by Seller and the Company in providing access in connection therewith.

              4.1.4 Asset Sale Proceeds. In the event that any of the assets of the Company or the Subsidiaries that are not Current Assets are sold, leased, licensed or otherwise disposed of prior to the Closing Date, whether or not in the ordinary course of business, the Seller will cause the Company or the Subsidiaries, at the written election of Buyer, (i) to use the proceeds of any such sale, lease, license or other disposition, to purchase like-kind or other similar assets for the Company or the Subsidiaries to be used in the Company Business, or (ii) to retain the proceeds of any such sale, lease, license or other disposition in the Company or the Subsidiaries(and not Distribute the same to the Company's member). The amount of such proceeds shall not be included as Current Assets in the calculation of Closing Date Net Working Capital.

              4.1.5 Casualty Insurance Proceeds. In the event that any of the assets of the Company or the Subsidiaries that are not Current Assets are damaged prior to the Closing Date by a casualty covered by insurance ("Damaged Assets"), the Seller will cause the Company and the Subsidiaries to use Commercially Reasonable Efforts to collect amounts due (if any) in respect of such Damaged Assets under the Company's and Subsidiaries' insurance policies, which amounts if collected, at the written election of Buyer, (i) will be used to repair or replace the Damaged Assets or (ii) will be retained in the Company or the Subsidiaries (and not Distribute the same to the Company's member). The amount of such insurance proceeds shall not be included as Current Assets in the calculation of Closing Date Net Working Capital.

              4.1.6 Exclusivity. None of Seller, its owners, subsidiaries or agents shall solicit, respond to (other than in the negative) or in any manner, directly or indirectly (including through Affiliates or otherwise), engage in discussions or negotiations with respect to a possible transaction relating to the Company, the Subsidiaries or the Company Business or the Company's or Subsidiaries' assets or properties with any person other than Buyer for a period of eight months following the date of filing an FCC Application (as defined in Section 4.4.1).

              4.1.7  Financial  Information.  From the  date  hereof  until  the
Closing, Seller shall cause the Company and the Subsidiaries to deliver to Buyer as soon as possible, but in any event within 30 calendar days after the end of each month, (i) a balance sheet, statement of operations and cash flow statement for such month and for the portion of the fiscal year ending with such month that fairly present in accordance with GAAP (except for such requirements of GAAP that are not typically included in unaudited interim financial statements) the financial position and results of operations of the Company and the Subsidiaries as of the end of such month and for such period on a consistent basis with the December 31, 2001 Company financial statements, (ii) an accounts and notes receivable aging schedule in the form of (and utilizing the methodology used to prepare) Schedule 3.1.11 and (iii) the subscriber information, churn rate and average monthly revenue per subscriber described in
Section 3.1.28, updated for such month.

              4.1.8 Assignment of Non-Disclosure Agreements. At the Closing, Seller shall assign to Buyer all of Seller's rights and obligations under any non-disclosure or confidentiality agreements that Seller or any prior owner of the Company and any Subsidiary (to the extent assigned to the Seller by such prior owner) has entered into with potential buyers of the Company Interest, the Subsidiary Interests, the Company Business or the Wireless System Assets, to the extent permitted by the terms of such agreements, and Seller shall deliver copies of the assigned agreements to Buyer at the Closing.

              4.1.9 Schedule Updates. (a) At the Closing, the Seller shall deliver the Closing Schedules, which shall reflect Schedule Changes from the Agreement Schedules as may be necessary to update and correct the Agreement Schedules.

                  (b) Any and all changes referred to in paragraph (a) that update the Agreement Schedules for matters that are permitted or not prohibited by the terms of this Agreement including, but not limited to, Section 4.1.1 hereof, shall not represent a breach of any of the applicable representations and warranties of Seller under this Agreement as of the Closing Date.

                  (c) Any and all changes referred to in paragraph (a) that represent the correction of errors or omissions to the Agreement Schedules as of the date of this Agreement shall be taken into consideration in determining whether there has occurred a breach of any applicable representation and warranty of Seller as of the date of this Agreement.

                  (d) Any and all changes referred to in paragraph (a) that represent actions taken in breach of the Seller's obligations under this Agreement between the date of this Agreement and the Closing, including, but not limited to, Section 4.1.1 hereof, shall be taken into consideration in determining whether there has occurred a breach of any applicable representation or warranty (as well as the applicable covenant) of Seller.

                  (e) Any and all changes referred to in paragraph (a), including changes referred to in paragraphs (b), (c) and (d) of this Section
4.1.9 to the extent applicable, shall be taken into consideration in determining whether there has occurred a Material Adverse Change; provided that a Material Adverse Change shall not include any action or consequence of any action which Buyer has agreed in writing that Seller may take.

                  (f) Nothing in  paragraphs  (a)  through  (e) of this  Section
4.1.9 is intended to authorize Seller to take, or to cause the Company or any Subsidiary to take, any action that is not otherwise permitted by this Agreement that would render any representation or warranty of Seller contained in this Agreement to be inaccurate as of the Closing Date as if made as of the Closing Date.

              4.1.10 Liabilities. (a) At Closing, the Buyer shall not assume and neither the Company nor any Subsidiary shall have any liabilities except for such liabilities as are set forth in Schedule 4.1.10(a), as adjusted for changes permitted by this Section 4.1.10(a) that are identified on the Schedule 4.1.10(a) to be updated as of the Closing Date. The Schedule 4.1.10(a) delivered as of the date of this Agreement (reflecting information as of March 31, 2002) shall be updated as of the Closing Date pursuant to Section 4.1.9 hereof to include the following Schedule Changes in liabilities in the related Schedule 4.1.10(a) to be delivered as of the Closing Date:

                  (i) changes to liabilities in respect of changes to Company Authorizations and Company Contracts (including new Company Authorizations and new Company Contracts) that are permitted or not prohibited pursuant to the terms of this Agreement;

                 (ii)  changes  in  liabilities   that  are  permitted  or  not
              prohibited pursuant to the terms of this Agreement, including but not limited to Section 4.1.1; and

                  (iii) such other changes in liabilities  that are agreed to by
              Buyer in writing.

On the Closing Date, Seller shall deliver to Buyer an update of Schedule 4.1.10(a) that includes the Buyer Assumed Liabilities as of the Closing Date (the amount of Current Liabilities included in such update shall be estimated in good faith, subject to the following sentence). With respect to Current Liabilities such Schedule 4.1.10(a) shall be finalized using the procedures set forth in Section 2.3 relating to the Closing Date Net Working Capital Schedule.

                  (b)  The  liabilities  referred  to in  paragraph  (a) of this
Section 4.1.10 that will be set forth on the final Schedule 4.1.10(a) to be prepared as of the Closing Date are referred to as the "Buyer Assumed Liabilities." The inclusion of liabilities relating to Company Authorizations and Company Contracts within the "Buyer Assumed Liabilities" definition shall not limit the representations and warranties contained in Section 3.1 (or indemnification rights in respect of a breach thereof, if any) with respect to Company Authorizations and Company Contracts. Notwithstanding the foregoing or anything to the contrary herein, the Buyer Assumed Liabilities shall not include the following liabilities:

                  (i) any and all liabilities that arise on or after the date of this Agreement as a result of any breach of Seller's obligations under this Agreement including, but not limited to, Section 4.1.1 (unless Buyer agrees in writing to expressly assume such liabilities); and

                  (ii) any and all liabilities that were outstanding as of March
              31, 2002 but that were not disclosed on Schedule 4.1.10(a) as of the date of this Agreement, whether due to an omission of a liability in its entirety or due to an error in the amount of the liability disclosed on such schedule (unless Buyer agrees in writing to expressly assume such liabilities).

Notwithstanding anything to the contrary, the Buyer Assumed Liabilities shall not include any Indebtedness, except capital lease obligations disclosed on
Schedule 4.1.10(a).

              4.1.11 Marketing Services Agreement. At the request of Buyer at any time after the date hereof and prior to the Closing, the Seller shall cooperate with Buyer to negotiate a mutually acceptable agreement relating to sales and marketing (the "Marketing Services Agreement").

              4.1.12 [Left Blank]

              4.1.13 EMF Insurance. Seller shall use Commercially Reasonable Efforts to obtain insurance for electro-magnetic frequency radiation exposure, with a policy limit of at least Fifty Million Dollars ($50,000,000), from AIG Corp. or another insurance carrier rated at least A-IX by A.M. Best, which policy shall be retroactive to 11:59 p.m. Eastern time October 31, 2001; such insurance coverage, if obtained, shall be in effect as of the Closing and the premium for such insurance coverage shall be paid by Seller or the Company prior to the Closing for the period from such date through the Closing Date.

              4.1.14 [Left Blank].

              4.1.15 Sales and Marketing Expenditures. Between the date of this Agreement and the Closing Date, Seller shall cause the Company to continue to market its wireless services in accordance with past practices, provided, Seller shall be deemed to have complied with this obligation if the Company takes the action set forth on Schedule 4.1.15.

         4.2 Agreements of Buyer. Buyer covenants and agrees that from the date of this Agreement until the Closing (and following Closing to the extent expressly set forth herein) or the earlier termination of this Agreement in accordance with its terms and except as otherwise consented to in writing by Seller (which consent shall not be unreasonably withheld or delayed):

              4.2.1 Approvals and Disapprovals. Buyer agrees to approve or disapprove in writing any action that requires its approval under Section 4.1 within seven Business Days following its receipt of written notice to Buyer from Seller requesting such approval, and Buyer agrees not to unreasonably withhold any such approval. If Buyer fails to approve or disapprove of any such action in writing within seven Business Days after receipt of such written notice from Seller, then Buyer shall be deemed to have approved of such action and the taking of such action shall not be deemed to constitute a breach of Section 4.1.

              4.2.2 Control of Systems Pending Closing. Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Company Business in any manner that is prohibited by FCC rules or policies. The foregoing is not intended to limit Buyer's ability to exercise its rights under this Agreement or, if applicable, the Marketing Services Agreement, to the extent permitted by FCC rules or policies.

              4.2.3 [Left Blank]

              4.2.4 Retention of Books and Records. Buyer shall cause the Company and its Subsidiaries to retain, for seven years after the Closing Date, all books, records and other documents pertaining to the Company Business that relate to the period prior to the Closing Date that are required to be retained under current retention policies of Buyer and its Affiliates and to make the same available after the Closing Date for inspection at Buyer's offices and copying by Seller or its agents at Seller's expense, and shall provide access to Buyer's personnel at Seller's expense, in each case during regular business hours without significant disruption to the Company Business and upon reasonable request and upon reasonable advance notice. At and after the expiration of such period, if Seller or any of its Affiliates has previously requested in writing that such books and records be preserved, Buyer shall either preserve such books and records for such reasonable period as may be requested by Seller or any of its Affiliates or transfer such books and records to Seller or its designated Affiliate. Seller agrees that such records will be kept strictly confidential and used only for purposes of accounting, Taxes or litigation, or as required by any Governmental Authority.

              4.2.5 Communications Act. Buyer has not taken and shall not take prior to the Closing any action to disqualify itself under the Communications Act or other applicable laws, rules and regulations from acquiring control of the Company FCC Authorizations.

              4.2.6 CMRS Spectrum Limits. Buyer agrees to divest, sell, transfer or dispose of such portion of any Personal Communications Services license(s) it holds and controls or the C20 Spectrum, if such divestiture, sale, transfer or disposition by Buyer is necessary in order for Buyer to acquire control of the Company FCC Authorizations consistent with the FCC's CMRS spectrum aggregation limits as defined in 47 C.F.R. section 20.6, as modified in 2000 Biennial Regulatory Review Spectrum Aggregation Limits for Commercial Mobile Radio Services, Report and Order, WT Docket No. 01-14, FCC 01-328, released December 18, 2001 and effective January 1, 2002. Buyer agrees not to request a waiver of such rule for the purpose of avoiding any necessary divestiture as specified herein prior to the Closing Date.

              4.2.7 Reimbursement of Attorneys' Fees and Costs. Following the Closing, Buyer hereby agrees to remit to Seller, for the benefit of V-V PCS, L.P., promptly any amounts of attorneys' fees or other litigation costs received by Buyer or the Company in respect of fees or expenses previously paid by the Company or V-V PCS, L.P. or any prior owner of the Company in connection with PrimeCo PCS, L.P., et al. v. Illinois Commerce Commission, et al., Case No. 98 CH 5500 (Cook County, CH Div.), except to the extent such amounts are reflected as a Current Asset on the Closing Date Net Working Capital Schedule.

              4.2.8 Microwave Buyer acknowledges and agrees that Seller, for the benefit of V-V PCS, L.P., shall be entitled to receive any reimbursements that may be paid under any microwave clearing agreements in effect prior to November 1, 2001, to which the Company is a party or relating to the Company Business, and Buyer covenants and agrees that it will promptly remit to Seller, for the benefit of V-V PCS, L.P., any payments that the Company, Buyer or its Affiliates receives in respect of any such reimbursement obligation after the Closing, except to the extent such amounts are reflected as a Current Asset on the Closing Date Net Working Capital Schedule.

              4.2.9 Cooperation Regarding IMF Litigation. Following the Closing, Buyer hereby agrees to use Commercially Reasonable Efforts cooperate with the Seller to comply with any order of a Governmental Authority or to fulfill any other obligation of the Seller in connection with PrimeCo PCS, L.P., et al. v. Illinois Commerce Commission, et al., Case No. 98 CH 5500 (Cook County, CH Div.) relating to current or former customers of the Company Business, including providing any information regarding such customers to a third party for purposes of facilitating the refund to such customers of any amounts, providing a notice to such customers in the required form, at the required time and in the required manner regarding the case cited above, or receiving from a third party and refunding to such customers in the manner prescribed any amounts to be refunded to such customers, provided that the out-of-pocket costs and actual expenses of Buyer and/or the Company or any Subsidiary in complying with this Section 4.2.9 shall be borne by Seller.

              4.2.10 Employment Agreements. Schedule 4.2.10 contains a list of those employment agreements set forth on Schedule 3.1.21(c) that Buyer shall assume upon Closing, which assumption shall be subject to the execution of the amendments to such agreements required under Section 5.1.7 hereof.

              4.2.11 Buyer Efforts to Obtain Financing. The agreements of Buyer with respect to financing are set forth in Schedule 4.2.11.

         4.3 Agreements of Seller Pending the Closing. Seller covenants and agrees that from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with its terms and except as otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld):

              4.3.1 Agreement Regarding Certain Assets. Prior to the Closing Date, subject to Section 2.3.4, Seller hereby agrees (i) to buy or cause the Company to buy from V-V PCS, L.P. or one of its Affiliates pursuant to Section
4.4.15 of the 2001 Purchase Agreement, for the approximate aggregate purchase price of $3,500,000, the Signal Transfer Point, Signal Control Point and Over-the-Air Transmission Functionality equipment used in the Company Business as of June 22, 2001 free and clear of all Liens, subject to normal wear and tear and (ii) if the Seller buys such equipment, to contribute such Signal Transfer Point, Signal Control Point and Over-the-Air Transmission Functionality equipment so purchased to the Company without any cost or obligation on the part of the Company or Buyer.

              4.3.2 Closing Date Operating Statistics. Seller shall disclose to Buyer on or prior to the Closing Date the following information (i) number of active subscribers (including prepaid subscribers and postpaid subscribers) as of the close of business on the earlier of the day immediately preceding the Closing Date and the day immediately preceding the effective date of the Marketing Services Agreement (the "Operating Results Determination Date"); and
(ii) the service revenues of the Company for the most recent two calendar months for which such financial information is available next preceding the month in which the earlier of the Closing or the effective date of the Marketing Services Agreement occurs. Schedule 3.1.28 sets forth the method of determination of active subscribers, active postpaid subscribers, active prepaid subscribers, and service revenues as used by the Company and the Subsidiaries for determining the same for all periods referred to in this Section 4.3.2. Such Schedule 3.1.28 also sets forth the date(s), if any, on which each and any such definition was changed and an explanation of each and any such change.

              4.3.3 Consents. Seller shall use Commercially Reasonable Efforts to obtain prior to Closing the Seller Consents.

              4.3.4 Alternative Arrangements. (a) Notwithstanding anything contained herein to the contrary, unless waived by Buyer, it is a condition to the obligations of Buyer under Section 2 of this Agreement that Seller shall have obtained all of the Seller Required Consents prior to the Closing.

                  (b) With respect to any Company Contract for which a Minor Consent of a third party is required, Seller shall use Commercially Reasonable Efforts to obtain prior to the Closing Date the consent of such third party.

                  (c) With respect to any Company Contract for which a Minor Consent of a third party is required but which Seller does not obtain prior to the Closing and does not expect to obtain within 18 months after the Closing Date, Seller shall use Commercially Reasonable Efforts to obtain a replacement contract for the Company and/or a Subsidiary on terms substantially similar to those of such Company Contract which shall be reasonably satisfactory to Buyer.

                  (d) Buyer may elect to inform Seller in writing that it does not desire Seller to obtain a consent or replacement contract for the Company and/or a Subsidiary with respect to any particular Company Contract. In such event no Person shall be in breach of this Agreement as a result of the failure to obtain, or use Commercially Reasonable Efforts to obtain, such consent or replacement contract and no party shall have any further obligation to seek any third party consent or to provide any Alternative Arrangement (as defined in Section 4.3.4(e) below) with respect to the such Company Contract.

                  (e) In the event any Minor Consents are not obtained prior to the Closing Date for Company Contracts referred to in paragraph (b) above (other than Company Contracts addressed by the procedures in paragraphs (c) or (d) above), Seller shall (i) continue to use their Commercially Reasonable Efforts to obtain such consents until the earlier of (A) the expiration of a period of 18 months following the Closing Date or (B) a replacement contract has been arranged for the Company by Seller that is reasonably satisfactory to Buyer and
(ii) create an alternative arrangement on terms substantially similar to the subject Company Contract that is reasonably satisfactory to Buyer ("Alternative Arrangement").

                  (f) With respect to any Alternative Arrangements created by Seller pursuant to paragraph (e) above, the Company and/or the Subsidiaries shall pay or satisfy the corresponding liabilities for the enjoyment of the benefits thereunder to the extent the Company and/or the Subsidiaries would have been responsible therefor had such consent been obtained and (ii) such Alternative Arrangements shall continue until the earlier of (A) the arrangement by the Seller for the Company and/or the Subsidiaries of a replacement agreement reasonably satisfactory to Buyer, (B) the receipt of the required Minor Consent with respect to such Company Contract, or (C) the expiration of the stated term of the Company Contract to which it relates (including any renewal terms of right by the Company or Seller); provided that with respect to a renewal term of any Company Contract the term of which expires within the first 12 months after the Closing and for which the renewal term is not of right, Seller will be obligated, upon the written request of Buyer, to use Commercially Reasonable Efforts to effect such renewal and, if successful, to keep such Alternative Arrangement in place through such renewal term, provided, further, that the Company and/or the Subsidiaries will pay or satisfy any amounts payable or liabilities accruing during such renewal term.

                  (g)  Buyer  shall  use  Commercially   Reasonable  Efforts  to
cooperate with Seller in Seller's efforts to comply with the obligations of this
Section 4.3.4.

                  (h) The obligations under this Section 4.3.4 shall survive the Closing in accordance with the terms set forth above.

              4.3.5 Other Assets. Subject to the provisions of Section 4.3.4, prior to the Closing Date, Seller and each other member of the Seller Group shall transfer to the Company and/or the Subsidiaries (to the extent Seller or such members have them) (i) all tangible assets used exclusively in the Company Business, (ii) all tangible assets which are severable and used in the Company Business, but only to the extent that the severable part is used exclusively in the Company Business, (iii) all assets if not so severable used primarily in the Company Business, (iv) all property listed on Schedule 3.1.9(b) that is not owned, leased or otherwise held by the Company or the Subsidiaries; (v) all licenses, permits and authorizations pertaining to the Company Business; and
(vi) all warranties received from suppliers and manufacturer warranties in connection with equipment owned by the Company or the Subsidiaries or required to be transferred to the Company or the Subsidiaries. To the extent that any assets relating to the Company Business are transferred from Verizon or its Affiliates to any member of the Seller Group, or otherwise come into the possession or under the control of, any member of the Seller Group pursuant to
Section 4.3.4, 4.3.5 or 7.3 of the purchase and sale agreement among Joseph J. Simons, Esq., trustee of the PrimeCo PCS, L.P. Wireless Assets Trust (Chicago) and V-V PCS, L.P. (formerly PrimeCo PCS, L.P.) and Seller (formerly PrimeCo Acquisition LLC) dated June 22, 2001 as amended (the "2001 Purchase Agreement"), Seller shall promptly notify Buyer in writing and, if such assets are desired by Buyer, shall transfer such assets to Buyer for no additional consideration (unless such assets are Current Assets and Buyer desires such assets, in which case, the consideration therefor shall be equal to the amount that would have been reflected on the Closing Date Net Working Capital Schedule had such assets been on the Company's books and records on the Closing Date).

         4.4 Covenants of Seller and Buyer. Seller and Buyer further covenant and agree that, except as otherwise agreed to in writing by Seller and Buyer:

              4.4.1 FCC and State Commission Authorizations. Within five Business Days after the date hereof, to the extent required by the rules of the FCC, Seller and Buyer shall file an application with the FCC for its consent to the transfer of control of the Company and the Subsidiaries by Seller to Buyer (an "FCC Application"). As soon as practicable thereafter, Seller and Buyer shall file such other applications for all consents and approvals of, and notifications to, each applicable State Commission and other regulatory consents and approvals necessary for the consummation of the transactions contemplated hereby, if any. Seller and Buyer shall diligently and jointly prosecute all such applications.

              4.4.2 HSR Act Matters. In the event filings pursuant to the HSR Act are required, the parties promptly will complete all documents required to be filed with the FTC and the DOJ in order to comply with the HSR Act and, promptly (as reasonably practicable) after the date hereof, together with the Persons, if any, who are required to join in such filings, shall file such documents with the appropriate governmental entities. The parties shall promptly furnish all materials thereafter required by any of the governmental entities having jurisdiction over such filings. Buyer will promptly, and in any event within 10 days, notify Seller if the DOJ or the FTC advises Buyer or its Affiliates that (i) the DOJ will not approve Buyer as the transferee of the Company Interest except subject to terms and conditions (within the meaning of Section 7.1(a)(vi)) that are not reasonably acceptable to Buyer in its sole discretion or (ii) the DOJ or the FTC will challenge the transaction in court as a violation of the antitrust laws (the "DOJ/FTC Notice").

              4.4.3 Copies of Regulatory Filings. Except to the extent prohibited by Requirements of Law, each of the Parties hereto shall provide to the other copies of all filings and material correspondence with all Governmental Authorities with respect to the filings and consents described in this Section 4.4.

              4.4.4 Publicity and Confidentiality. (a) Publicity. Until the Closing, neither Buyer nor Seller shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the approval of the other, except as may be required by law or by the rules of any national securities exchange to which the disclosing Party is subject. In the event that any press release or any such public statement is required to be made or issued by law or by the rules of any national securities exchange, the Party required to make or issue such press release or public statement shall (to the extent possible) consult with the other Party before making or issuing such press release or other public statement.

                  (b) Confidentiality. Except as may otherwise be required by law, no Party or any Affiliate of a Party shall disclose to any third party any information with respect to the other Party, its Affiliates or the business, operations and affairs of such other Party or its Affiliates not in the public domain obtained in the course of negotiating or consummating the transactions contemplated by this Agreement without the prior written consent of such other parties; provided, however, that each Party hereto may disclose such information:

                  (i) to its respective Affiliates and representatives that have a need to know such information,

                  (ii) in accordance with applicable laws,  regulations or court orders (if the other party is notified prior to such disclosure and such disclosure is limited to those matters required by such laws, regulations or court orders to be disclosed), or

                  (iii) as is necessary in connection with the filing or prosecution of any applications with any Governmental Authority necessary or appropriate to consummating the transactions contemplated by this Agreement.

              4.4.5 Additional Post-Closing Confidentiality Undertakings. From and after the Closing Date, the Seller shall not use or take any action whatsoever which would result in disclosure to any third party of any information about the Company, the Subsidiaries or the Company Business, provided the Seller shall not be required to maintain confidential any information which: (a) is generally known or available to the public prior to the date hereof or becomes known or available to the public after the date hereof through no fault of the Seller; (b) is obtained from a third party which had the right to disclose such information; (c) is subsequently disclosed or made public by Buyer or any of its Affiliates, or a Governmental Authority; or
(d) is disclosable pursuant to a Requirement of Law; provided, further, that Seller may disclose such information to its members and their partners, accountants and advisors to the extent required for purposes of accounting, litigation and taxes, subject to the following conditions: (i) Seller shall disclose in writing to such Persons the confidentiality obligations set forth in this Section 4.4.5 and (ii) advise such Persons that they are subject to such confidentiality obligations to the same extent as Seller.

              4.4.6 Cooperation. Seller and Buyer shall use Commercially Reasonable Efforts to cooperate and cause all of the conditions precedent to the obligations of Buyer and Seller under this Agreement to be satisfied on or prior to the Closing Date.

              4.4.7 Other Regulatory Requirements. Seller and Buyer agree to use Reasonable Commercial Efforts to cooperate with each other in connection with the other party's efforts to satisfy applicable regulatory requirements in connection with the transactions contemplated by this Agreement, each at its own cost and expense except as expressly provided otherwise in this Agreement.

              4.4.8 Company Litigation. Under this Agreement, Seller shall retain responsibility and liability for any and all Actions (whether or not now existing) and all Losses arising therefrom, that relate to the Company, any Subsidiary or the Company Business that are brought by third parties against the Company, any Subsidiary or any of the Buyer Indemnitees, to the extent the event giving rise thereto occurred prior to the Closing Date or which result from or arise out of the necessity or failure to obtain consent of any Person required under any Company Authorization or Company Contract in connection with the transfer of the Company Interest by Seller to Buyer or out of any action or inaction prior to the Closing Date of Seller, any other member of the Seller Group, the Company, any Subsidiary or any of their respective directors, officers, managers, members, partners, employees, agents or subcontractors; provided that the foregoing shall not apply to any actions, claims, proceedings or investigations and all Losses therefrom, that constitute Buyer Assumed Liabilities or arise from the failure after the Closing Date to satisfy such Buyer Assumed Liabilities. Actions, claims, proceedings or investigations described in the preceding sentence prior to the proviso contained therein (whether or not disclosed on any Schedules hereto) are collectively referred to as the "Company Litigation" in this Agreement. Buyer shall use Commercially Reasonable Efforts to cooperate with Seller in its response, defense and settlement of the Company Litigation. Without limiting the generality of the foregoing, so long as no significant disruption of the Company Business would reasonably be expected to result therefrom, Buyer shall make available to Seller
(a) such personnel of Buyer and its Affiliates who, by reason of their prior employment by the Company or an Affiliate or Subsidiary of the Company, have knowledge of facts relevant to the Company Litigation, and (b) such documents and records of Buyer and its Affiliates that are relevant to the Company Litigation, provided that Buyer and its Affiliates will not be required to provide access to any documents or records to the extent that either (i) doing so is prohibited by contract and Buyer, after making Commercially Reasonable Efforts, is unable to obtain a waiver or consent from the other party to such contract or (ii) doing so would constitute a waiver of an attorney-client or similar privilege, provided that Seller and Buyer shall, if feasible, enter into a joint defense or similar agreement in order to provide such access without waiving such privilege. Seller shall make all requests for access to such personnel, documents and records in a writing sent to Buyer in accordance with the terms of Section 7.9 (or such other Person designated by Buyer) reasonably in advance of the desired access. Seller shall promptly reimburse Buyer for the out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by Buyer and its Affiliates in providing such access to such personnel, documents and records. If Seller is required to provide any Company Promotional Items in settlement or resolution of any Company Litigation, Buyer shall use Commercially Reasonable Efforts to cooperate with Seller in implementing the Company Promotional Items and shall honor and provide the Company Promotional Items; provided that the Company shall not be obligated to honor and provide Company Promotional Items (x) to Persons that are no longer subscribers of the Company at the time of such settlement or resolution or (y) if in Buyer's reasonable judgment to do so would materially adversely affect its operation of the Company Business. The out-of-pocket cost and actual expense incurred by Buyer or its Affiliates in implementing, honoring and providing the Company Promotional Items shall be borne by Seller. For such purposes, such cost and expense of providing the product, good or service constituting the Company Promotional Item shall not be deemed to include any profit or markup which might be obtained if such product, good or service were sold to a customer of Buyer or its Affiliates. As used in this Agreement, the term "Company Promotional Item" means any non-monetary product, good or service provided in settling or resolving any action, claim, proceeding or investigation or as the result of an adjudication of any litigation, and shall include certificates for free minutes of use of wireless telecommunications services, discounts on minutes of use of wireless telecommunications services, discounts on handsets, discounts on other products sold by the Company or the
Subsidiaries, and other products, goods, services or rights to obtain any products, goods or services. For the sake of clarity, the provisions of Section
6.4 shall apply to the Company Litigation.

              4.4.9 Retention and Delivery of Books and Records. Seller shall until October 31, 2008 retain and refrain from destroying any books and records in its possession or under its control relating to the Company, the Subsidiaries or the Company Business even if their current document retention policy would permit such destruction. Promptly following the Closing, Seller shall deliver or cause to be delivered to Buyer all agreements, documents, books, records and files entered into by or created on behalf of the Company or the Subsidiaries (including a list of the Company's and Subsidiaries' subscriber accounts dated as of the most recent date prior to the Closing Date as shall be reasonably practicable) (collectively, "Records"), if any, in the possession of Seller and any other member of the Selling Group relating to the Company Business to the extent not then in the possession of the Company, subject to the following exceptions: (i) Buyer recognizes that certain Records may contain certain incidental information relating to the Company or the Subsidiaries or may relate primarily to Seller and any other member of the Selling Group and that Seller and other members of the Selling Group may retain such Records and Seller shall provide or cause to be provided to Buyer copies of such retained Records, only to the extent that they relate to the operation of the Company, the Subsidiaries or the Company Business; provided, however, that, except as otherwise expressly provided in this Agreement, no Records relating to the business or operations of the Company, the Subsidiaries or the Company Business may be used by Seller or any other member of the Selling Group for any purpose other than for purposes of accounting, litigation or Taxes, or as required by any Governmental Authority.

              4.4.10 Purchase Price Allocation. (a) Seller shall report the sale of the Company Interest, and Buyer shall report the purchase of the Company Interest, as a sale and purchase of assets for federal, state and local income tax purposes to the extent permissible by applicable law.

                  (b) The aggregate Purchase Price (including the assumption by Buyer of Current Liabilities and Buyer Assumed Liabilities) shall be allocated among the purchased assets in accordance with Section 1060 of the Code. The Purchase Price Allocation based on the March 31, 2002 balance sheet is embodied in Schedule 4.4.10, which schedule shall be updated on a consistent basis at Closing by an amendment to this Agreement (the "Purchase Price Allocation"). Seller and Buyer agree to act in accordance with the allocations of the Purchase Price among the assets attributable to the sale of the Company Interest and the consideration set forth in such schedule for all purposes, including for purposes of any Tax Return, unless otherwise required pursuant to a final determination. In the event that Buyer and Seller are unable to reach an agreement with respect to the schedule to be updated at Closing, then the disputed items shall be resolved within the next 30 days by an independent accounting firm that is mutually acceptable to both parties and whose fees shall be borne equally by Buyer, on the one hand, and Seller, on the other hand. Such determination by the accounting firm shall be binding on the parties and shall be based solely upon written submissions by Buyer and Seller, and not upon any independent investigation by the accounting firm.

                  (c) The Purchase Price Allocation shall be adjusted if the Purchase Price is adjusted under any provision of this Agreement. Within 30 days after payment or receipt of any adjustment, Buyer shall deliver to Seller a revised Purchase Price Allocation. Seller will have a period of 15 days after the delivery of the Purchase Price Allocation to present in writing to Buyer any objections to the allocation. Approval shall not be unreasonably withheld. Unless Seller timely objects, the Purchase Price Allocation shall be binding upon both parties without further adjustment. Seller and Buyer will follow and use the Purchase Price Allocation in all tax returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of Closing) and in the course of any tax audit, tax review, or tax litigation, unless otherwise required by law.

              4.4.11 Cooperation in Indemnity Claims. Following the Closing, Buyer shall use Commercially Reasonable Efforts to cooperate, and cause the Company and the Subsidiaries to cooperate, with Seller in Seller's prosecution of any indemnity claims under the 2001 Purchase Agreement, including providing Seller reasonable access (subject to Section 4.2.4) to the books and records and officers and employees of the Company and the Subsidiaries.

              4.4.12 Failure to Obtain Certain Consents and Assignments. Certain agreements of the parties with respect to the failure to obtain certain consents and assignments on or prior to the Closing are set forth in Schedule 4.4.12.

              4.4.13 Company Agreement and Subsidiary Agreements. Seller shall not amend (or cause to be amended) the terms of the Company Agreement or any Subsidiary Agreement in any manner which is adverse to the Buyer or to the ability of the Parties to consummate this Agreement.

              4.4.14 [Left Blank].

              4.4.15 Liabilities under Certain Contracts Retained by Seller. Certain agreements of the parties with respect to liabilities under certain contracts to be retained by Seller are set forth in Schedule 4.4.15.

              4.4.16 Payment and Accrual of Bonuses. Buyer shall assume the obligation to pay to the employees of the Company or any Subsidiary bonuses with respect to the calendar year in which the Closing occurs, such bonuses to be paid in the ordinary course; provided, however, that a pro rata amount of such bonuses (determined based on the Company's bonus program in effect prior to the Closing Date and the bonus provisions in the employment and consulting agreements that are amended pursuant to Section 5.1.7, as applicable, and, solely for purposes of determining the amount of pro rata bonuses to be accrued under Section 4.4.16, assuming the maximum bonus that could be payable for such calendar year) applicable to the portion of the calendar year prior to the Closing Date shall be accrued as a liability on Current Liabilities in the Closing Date Net Working Capital and provided further that nothing in this Section 4.4.16 shall require the Company or any Subsidiary to pay to any of its employees the maximum bonus that could be payable for the calendar year in which the Closing occurs.

              4.4.17 Transition Incentive Plan. Seller or the Company shall either (i) pay all amounts due under the Company's Transition Incentive Plan prior to the Closing or (ii) if all amounts due under the Company's Transition Incentive Plan have not been paid prior to the Closing, accrue all such amounts not paid prior to the Closing as a Current Liability included in Closing Date Net Working Capital, in which case Seller shall instruct Buyer in writing at Closing as to the amount that Seller recommends should be paid to each participant in the Company's Transition Incentive Plan.

                                   ARTICLE 5

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions Precedent to Obligations of Buyer. All obligations of Buyer under Article 2 of this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by Buyer:

              5.1.1 Representations and Warranties True as of Closing. All of the representations and warranties of Seller contained in this Agreement
(without duplication of any materiality qualifications included in such representations and warranties for all purposes of this Section 5.1.1) shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, with the same effect as though all such representations and warranties had been made on and as of the Closing Date (considering any Schedule Changes made to the Schedules and the effects thereof as provided pursuant to Section 4.1.9), other than any such representations and warranties made as of a specified date prior to the Closing Date, which shall be true and correct as of such date, and except to the extent that any and all failures of such representations and warranties to be true and correct, individually or in the aggregate, shall not have had a Material Adverse Effect.

              5.1.2 Compliance with this Agreement. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to have been performed or complied with by it prior to or at the Closing.

              5.1.3   Closing   Certificates.   Buyer  shall  have   received  a
certificate from an authorized officer of Seller, dated the Closing Date, certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled.

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


              5.1.4 No Material Adverse Change. There shall have been no Material Adverse Change since the date of the Company Current Balance Sheet.

              5.1.5 Approvals. All required consents and approvals from the FCC shall have been obtained, and each such consent or approval shall have become a Final Order and shall be in full force and effect in accordance with its terms unless the failure to be in full force and effect is a result of a breach or default by Buyer or any of its Affiliates.

              5.1.6 Required Consents; Notices; Assignment of Leases. (a) Seller shall have obtained the Seller Required Consents, other than the Seller Required Consents referenced in Section 4.4.12.

                  (b) Seller shall have sent to the party specified in the applicable agreement or lease within the requisite time period, if any, the notices specified in Schedule 3.1.6, which shall be in form and substance reasonably acceptable to Buyer.

              5.1.7  Amendment  of  Certain  Employment   Agreements  and  Other
Matters. Certain agreements of the parties with respect to the amendment of certain employment agreements and other matters set forth in Schedule 5.1.7.

         5.2 Conditions Precedent to Obligations of Seller. All obligations of Seller under Article 2 of this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by Seller:

              5.2.1 Representations and Warranties True as of Closing. All of the representations and warranties of Buyer contained in this Agreement (without duplicating any materiality qualifications included in such representations and warranties for all purposes of this Section 5.2.1) shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, with the same effect as though all such representations and warranties had been made on and as of the Closing Date, other than representations and warranties made as of a specified date, which shall be true and correct as of such date, and except to the extent that any and all failures of such representations and warranties to be true and correct, individually or in the aggregate, shall not have had a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

              5.2.2 Compliance with this Agreement. Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

              5.2.3   Closing   Certificate.   Seller  shall  have   received  a
certificate from an authorized officer of Buyer, dated the Closing Date, certifying that the conditions specified in Section 5.2.1 and 5.2.2 have been fulfilled.

         5.3 Conditions Precedent to the Obligations of Buyer and Seller. All obligations of Buyer and Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part by Buyer and Seller.


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

              5.3.1 Regulatory and Other Approvals. All required consents and approvals from the FCC, and, depending upon which agency reviews the transaction, the DOJ or the FTC, and any other required consents and approvals from other Governmental Authorities, including the expiration or termination of the waiting period under the HSR Act, shall have been obtained or occurred free of any conditions (except as contemplated by Section 4.2.6) other than those routinely imposed in conjunction with such consents and approvals that are not specifically directed at the Company, the Subsidiaries, Buyer, Seller or their respective Affiliates, or the assets or properties owned by any of such Persons, or the transactions contemplated by this Agreement or the Transaction Documents, and no stay of any such consent or approval shall be in effect.

              5.3.2 No Pending Governmental Litigation. On the Closing Date, no suit, action or other proceeding brought by any Governmental Authority shall be pending in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby.

                                   ARTICLE 6

                                 INDEMNIFICATION

         6.1 General Indemnification Obligation of Seller. From and after the Closing, Seller shall reimburse, indemnify and hold harmless Buyer, its Affiliates (including the Company and the Subsidiaries), and their respective directors, managers, officers, members, partners, employees, agents, successors and assigns (each, a "Buyer Indemnitee" and collectively, the "Buyer Indemnitees"), against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (collectively, "Losses") incurred or suffered by any Buyer Indemnitee that result from, relate to or arise out of and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including reasonable fees and expenses of attorneys, accountants and other professional advisors) incident to any of the following matters or to the enforcement of this
Section 6.1:

                  (a) any and all liabilities and obligations of any nature whatsoever (other than Taxes) with respect or related to the Company Business or the Company Interest that arise on or prior to the Closing Date (which for purposes of this Article 6 only shall be deemed to have occurred upon the completion of the transactions contemplated by Section 2.5 hereof), except for the Buyer Assumed Liabilities;

                  (b) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement (other than a breach of any representation or warranty set forth in Section 3.1.7 which shall be covered by Section 6.1(e) below), or any misrepresentation in or omission from any certificate, schedule, exhibit, document or instrument furnished to Buyer pursuant to this Agreement, the other Transaction Documents or the Related Agreements, or in connection with the execution or performance of this Agreement (including the Schedules hereto and the certificate of Seller delivered pursuant to Section 5.1.3 hereof), the other Transaction Documents or the Related Agreements;

                  (c) any representation or warranty of Seller contained in this Agreement (other than any representation or warranty that is expressly made as of a specified date prior to the Closing Date that was true and correct as of such date) not being true and correct as of the Closing Date as if made as of the Closing Date (considering any Schedule Changes made to the Schedules and the effects thereof as provided pursuant to Section 4.1.9);

                  (d) any and all actions, suits, claims, proceedings or investigations brought by a third party against any Buyer Indemnitee that relate to the Company, the Subsidiaries, the Related Agreements, Seller, any other member of the Seller Group or the Company Business to the extent the event giving rise thereto occurred on or prior to the Closing Date or which result from or arise out of any action or inaction on or prior to the Closing Date of the Company, the Subsidiaries, Seller or any other member of the Seller Group, or any of their respective directors, managers, officers, members, partners, employees, agents, subcontractors or successors and assigns, including the Company Litigation, but excluding the Buyer Assumed Liabilities;

                  (e) all Taxes (other than Taxes reflected in the Closing Date Net Working Capital Schedule) (A) that relate to Seller, other members of the Seller Group or their Affiliates or (B) that relate to the Company or the Subsidiaries, the assets of the Company or the Subsidiaries or arise out of the Company Business (i) with respect to all periods of the Company and the Subsidiaries ending on or prior to the Closing Date or (ii) with respect to any taxable period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date and as determined pursuant to Section 6.9 hereof (such portion, a "Pre-Closing Partial Period") or (iii) payable as a result of a breach of any representation or warranty set forth in Section 3.1.7 hereof;

                  (f) any obligation or liability, contingent or otherwise, incurred by the Company, the Subsidiaries, the Seller or any other member of the Seller Group for brokers' or finders' fees or agents' commissions or similar payments in connection with this Agreement or the transactions contemplated hereby;

                  (g) any obligation or liability incurred by the Company, the Subsidiaries, the Seller or any other member of the Seller Group with respect or related to the litigation, decision, settlement or implementation of the judgment of PrimeCo PCS, L.P., et al. v. Illinois Commerce Commission, et al., Case No. 98 CH 5500 (Cook County, CH Div.);

                  (h) any and all liabilities and obligations of any nature whatsoever incurred by the Company, the Subsidiaries or Buyer with respect to or related to the termination of the employment and any related agreement as provided under Section 5.1.7 and the amendment of any agreement to exclude any provisions of such agreement entitling any such employee to profits interests in Seller and/or any long-term incentive arrangement under Section 5.1.7 (other than any such liabilities or obligations that arise after the Closing pursuant to the terms of such agreements as so amended);

                  (i) any and all liabilities and obligations incurred by the Company, the Subsidiaries, the Seller, other members of the Seller Group or their Affiliates of any nature whatsoever to Verizon Wireless or any of its
Affiliates, and any and all actions, suits, claims, proceedings or investigations made or taken by Verizon Wireless or any of its Affiliates against

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

(A) the Seller or any member of the Seller Group relating to any periods prior, on or after the Closing, (B) the Company or any Subsidiaries to the extent relating to any periods prior to and including the Closing, or (C) Buyer or any of its Affiliates to the extent relating in any way to the 2001 Purchase Agreement or the consummation by the Seller, the Company or the Subsidiaries of the transactions contemplated by this Agreement, other than the following:

                  (i) the Buyer Assumed Liabilities,

                  (ii)   obligations   (other  than  obligations  that  are  not
              expressly assumed by the Buyer or the Company) that arise after the Closing under the:

                   (A) Transition Services Agreement,

                   (B) Employee Transfer Agreement,

                   (C) Verizon Agreement, and

                   (D) Roaming Agreement.

         6.2 General Indemnification Obligation of Buyer. From and after the Closing, Buyer shall reimburse, indemnify and hold harmless Seller, its Affiliates, and their respective directors, managers, officers, members, partners, employees, agents, successors and assigns (each, a "Seller Indemnitee" and collectively, the "Seller Indemnitees"), against and in respect of any and all Losses incurred or suffered by any Seller Indemnitee that result from, relate to or arise out of and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including reasonable fees and expenses of attorneys, accountants and other professional advisors) incident to any of the following matters or to the enforcement of this Section 6.2:

                  (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement, or any misrepresentation in or omission from any certificate, schedule, exhibit, document or instrument furnished to Seller pursuant to this Agreement, the other Transaction Documents or the Related Agreements, or in connection with the execution or performance of this Agreement (including the Schedules hereto and the certificate of Buyer delivered pursuant to Section
5.2.3 hereof), the other Transaction Documents or the Related Agreements;

                  (b) any representation or warranty of Buyer contained in this Agreement (other than any representation or warranty that is expressly made as of a specified date prior to the Closing Date that was true and correct as of such date) not being true and correct as of the Closing Date as if made as of the Closing Date;

                  (c) any and all actions, suits, claims, proceedings or investigations brought by any third party against any Seller Indemnitee that relate to (A) the Company, the Subsidiaries, the Related Agreements to the extent that the event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Buyer or any of its Affiliates or any of their respective directors, managers, officers, members, partners,

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

employees, agents, subcontractors or successors and assigns, or (B) the Buyer Assumed Liabilities;

                  (d) all Taxes (i) that are reflected in the Closing Date Net Working Capital Schedule, or (ii) that relate to the Company or the Subsidiaries, the assets of the Company or the Subsidiaries or arise out of the Company Business (A) with respect to all periods beginning after the Closing Date, or (B) with respect to any taxable period beginning before the Closing Date and ending after the Closing Date and as determined pursuant to Section 6.9 hereof but only with respect to the portion of such period beginning on the day immediately following the Closing Date (such portion, a "Post-Closing Partial Period"); and

                  (e) any obligation or liability, contingent or otherwise, incurred by Buyer or its Affiliates for brokers' or finders' fees or agents' commissions or similar payments in connection with this Agreement or the transactions contemplated hereby.

         6.3 Limitations on Claims for Certain Losses. Claims for Losses caused by or arising out of breach of warranty or representation under Section 6.1(b) or Section 6.2(a) or the inaccuracy of any representation or warranty under
Section 6.1(c) or Section 6.2(b) may be made only pursuant to Article 6 hereof and only by written notice within the period provided for survival of such representation and warranty in Section 3.4. Anything to the contrary contained herein notwithstanding:

                  (a) Seller shall not be liable for any Losses with respect to any breach of warranty or representation (but not on account of the nonfulfillment of any agreement or covenant referred to therein) under Section 6.1(b) or the inaccuracy of any representation or warranty (but not on account of the nonfulfillment of any agreement or covenant referred to therein) under
Section 6.1(c) unless and until the total of all claims for indemnity or damages with respect thereto exceeds Four Million Dollars ($4,000,000) (the "Deductible"), and then Seller shall be liable for all such claims in excess of the Deductible. The aggregate liability of Seller for misrepresentations or breaches of warranty or the inaccuracy of representations and warranties under
Section 6.1 hereof shall not exceed One Hundred Fourteen Million Dollars ($114,000,000) (the "Cap"). Notwithstanding anything to the contrary contained herein or otherwise, the limitation imposed by the Deductible and Cap shall not apply to any of the following: (i) breaches or nonfulfillment of any agreements or covenants, (ii) breaches of the representations and warranties specifically referenced in Section 3.4(b), (iii) breaches of the representations and warranties set forth in Sections 3.1.7, 3.1.13 (to the extent that the actions underlying any breach of the representations and warranties in such section, if disclosed prior to the Closing Date, would have been reflected as a Current Liability in the determination of the Closing Date Net Working Capital), 3.1.21 and 3.1.27 and (iv) intentional misrepresentation or fraud. The parties agree that the covenants of Seller in Section 4.1.9 and Section 4.1.10 shall not be deemed to result in having any event that would otherwise be treated as a breach of a representation or warranty that is subject to the Deductible and Cap to be treated as a breach of a covenant that is not subject to the Deductible and Cap.

                  (b) In no event shall either party hereto be liable for indirect, special, consequential or punitive damages arising out of a breach of this Agreement, even if advised at the time of breach of the possibility of such damages; provided, however, that a party shall be

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

entitled to seek consequential damages arising out of a breach of this Agreement if such breach is determined by a court of competent jurisdiction to have constituted fraud.

                  (c)  Seller  shall not be liable for any  Losses  pursuant  to
Section 6.1 to the extent that adequate provision or reserve has been made in the Closing Date Net Working Capital for the event or circumstance giving rise to such Losses.

                  (d)  Seller  shall not be liable for any  Losses  pursuant  to
Section 6.1 as a result of any failure of Seller to satisfy or fulfill the obligations under Section 4.1.13 or 4.3.1.

                  (e)  Seller  shall not be liable for any  Losses  pursuant  to
Section 6.1 arising from a Material Adverse Change under Section 3.1.13 to the extent that at the Closing, Seller discloses to Buyer such Material Adverse Change in writing, and Buyer waives such Material Adverse Change in writing and consummates the Closing following such disclosure and waiver.

         6.4 Indemnification Procedure as to Third-Party Claims. (a) Promptly after a Buyer Indemnitee or a Seller Indemnitee (individually, an "Indemnitee") obtains Knowledge of the commencement of any third-party claim, action, suit or proceeding or of the occurrence of any event or the existence of any state of facts which may become the basis of a third-party claim (any such claim, action, suit or proceeding or event or state of facts being hereinafter referred to in this Section 6.4 as a "Claim"), in respect of which an Indemnitee is entitled to indemnification under this Agreement, such Indemnitee shall promptly notify the indemnitor under this Agreement (the "Indemnitor") of such Claim in writing setting forth in reasonable detail the specific facts and circumstances relating to such Claim and the amount of Losses subject to the Claim (or an estimate thereof if the actual amount is not known or not capable of reasonable calculation); provided, however, that any failure to give such notice will not waive any rights of the Indemnitee except to the extent that the rights of the Indemnitor are actually prejudiced thereby. With respect to any Claim as to which such notice is given by the Indemnitee to the Indemnitor, the Indemnitor shall, subject to the provisions of Section 6.4 (b) below, be entitled to participate in and, if it desires, to assume the defense and settlement of such Claim with counsel reasonably satisfactory to the Indemnitee at the Indemnitor's sole risk and expense, provided, however, that the Indemnitee (i) shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (ii) shall use Commercially Reasonable Efforts to cooperate with the Indemnitor in the defense and any settlement of such Claim in any manner reasonably requested by the Indemnitor and (iii) shall have the right to pay or settle such Claim at any time, in which event the Indemnitee shall be deemed to have waived any right to indemnification therefor by the Indemnitor. Following written notice from the Indemnitor to the Indemnitee of its election to assume the defense of a Claim pursuant to this Section 6.4(a), the Indemnitor will not be liable to the Indemnitee for any other expenses subsequently incurred by the Indemnitee in connection with the defense of the Claim, other than costs and expenses of the Indemnitee incurred at the request of the Indemnitor or incurred pursuant to Section 6.4(b). The Indemnitor may not assume the defense of any Claim unless it acknowledges to the Indemnitee, in writing, its liability for such Claim.

                  (b) If the Indemnitor fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, the Indemnitee, without waiving its right to indemnification, may assume the defense

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

and settlement of such Claim, provided, however, that (x) the Indemnitor shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (y) the Indemnitor shall use Commercially Reasonable Efforts to cooperate with the Indemnitee in the defense and settlement of such Claim in any manner reasonably requested by the Indemnitee, and (z) the Indemnitee shall not settle such Claim without soliciting the views of the Indemnitor and giving them due consideration. If the remedy sought by the claimant with respect to such Claim is not solely for money damages, and would affect the Company Business or any other business of the Buyer after the Closing, the Indemnitor (if the Seller) shall not settle such Claim without the prior written consent of Buyer. If the Indemnitee provides the Indemnitor with written consent, the Indemnitee agrees to be bound by the settlement of such Claim.

                  (c) As used in this Section 6.4, the term Indemnitee shall be deemed to include the plural thereof where the rights or obligations of more than one Indemnitee may be involved.

         6.5 Adjustment For Insurance. Any indemnification payable pursuant to this Article 6 shall be net of any amounts actually recovered (after deducting related costs and expenses) by the Indemnitee for the Losses for which such indemnification payment is made, under any insurance policy, warranty or indemnity from any third party.

         6.6 Payment.

                  (a) Upon a determination of liability in respect of Article 6 of this Agreement by mutual agreement of the Indemnitor and the Indemnitee or by a court of competent jurisdiction, the appropriate Indemnitor shall pay the Indemnitee the amount so determined (subject to the limitations of Section 6.3) within 10 Business Days after the date of determination (such tenth Business Day, the "Due Date"). If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement following the Due Date, the Indemnitor shall nevertheless pay the obligation not later than the Due Date whether or not subject to dispute. Notwithstanding such payment of the full amount of the obligation (including the disputed portion), the Indemnitor shall be free to contest the disputed portion and seek reimbursement of the disputed portion by appropriate legal proceedings. Upon the payment in full of any claim, either by setoff or otherwise, the Indemnitor shall be subrogated to the rights of the Indemnitee against any Person with respect to the subject matter of such claim.

                  (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the Due Date until payment in full, payable on demand, at the Prime Rate on the Due Date.

         6.7 Other Rights and Remedies. Following the Closing, the sole and exclusive remedy at law (other than with respect to claims involving intentional misrepresentation or fraud) for Seller or Buyer for any claim (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant or other agreement in this Agreement shall be a claim by Seller or Buyer, as applicable, for indemnification pursuant to this Article 6, which claims are independent of and in addition to any equitable rights or remedies.

         6.8 Treatment of Indemnity Payments. Buyer and Seller agree that any indemnity payments made pursuant to this Article 6 will be treated by the parties as an adjustment to the Purchase Price.

         6.9 Apportionment of Taxes Indemnified Against

                  (a) For purposes of Section 6.1(e) and Section 6.2(d), any Taxes for a period including a Pre-Closing Partial Period and a Post-Closing Partial Period shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period, based, in the case of real and personal Property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the Company and the Subsidiaries during such Pre-Closing Partial Period and such Post-Closing Partial Period determined as though the books for the Company had been closed on the Closing Date. For purposes of clarity, Federal universal service fund charges shall be considered to be Taxes which are described in Section 6.1(e) and Section 6.2(d), and (i) Seller shall be responsible to pay and shall indemnify any Buyer Indemnitee for any billed Federal universal service fund charge with respect to the Company Business for every month that ends prior to the Closing Date and for the pro rata portion of any month (based on the number of days of the month elapsed) during which the Closing Date occurs, except to the extent that such amounts are reflected in the Closing Date Net Working Capital Schedule; and (ii) Buyer shall be responsible to pay and shall indemnify any Seller Indemnitee for any billed Federal universal service fund charge with respect to the Company Business for every month that ends after the Closing Date and for the pro rata portion (based on the number of days of the month elapsed) of any month during which the Closing Date occurs.

                  (b) Seller shall be entitled to (i) any refund of a Tax which is described in Section 6.1(e) reduced by any unreimbursed expenses with respect to such amounts including Taxes actually incurred by Buyer with respect to such amounts (net of any actual tax deductions, credits or offsets available and actually utilized by Buyer), and (ii) interest actually received by Buyer from a Taxing authority with respect to any such refund. Buyer and the Company shall cooperate, at Seller's expense, with all reasonable requests made by Seller in writing with respect to pursuing any such refund, including the filing of refund claims and of amended Tax Returns.

                                   ARTICLE 7

                                  MISCELLANEOUS

         7.1 Termination.

                  (a)   Anything   herein   or   elsewhere   to   the   contrary
notwithstanding, this Agreement may be terminated at any time before the Closing Date only as follows:

                  (i) by mutual written consent of Seller and Buyer;

                  (ii) by  Seller,  if there  has been a breach  by Buyer at any time before the Closing of any representation or, warranty, (without duplication of any materiality qualifications in such representations and warranties) or covenant or agreement contained in this Agreement that has had a material adverse effect on the ability of Buyer to perform this Agreement in accordance with the express terms of this Agreement that is not curable or, if curable, is not cured within 10 calendar days after the date of notice of such breach by Seller to Buyer;

                  (iii) by  Buyer,  if there  has been a breach by Seller at any time before the Closing of any representation or, warranty, (without duplication of any materiality qualifications in such representations and warranties) or covenant or agreement contained in this Agreement that has had a Material Adverse Effect on the Company and its Subsidiaries or a material adverse effect on the ability of Seller to perform this Agreement in accordance with the express terms of this Agreement that is not curable or, if curable, is not cured within 10 calendar days after the date of notice of such breach by Buyer to Seller;

                  (iv) by Buyer or Seller,  upon notice  given to the other,  if the Closing shall not have taken place on or before 11:59 p.m. Chicago, Illinois time on November 30, 2002; provided that the right to terminate this Agreement under this Section 7.1(a)(iv) shall not be available to the Seller or Buyer if such Party's failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before the date the passage of which has given rise to the termination right pursuant to this Section 7.1(a)(iv);

                  (v) by Buyer or Seller, upon notice given to the other, if any
              Governmental Authority (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, as applicable, which is necessary to fulfill the conditions set forth in Article 5, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this -------- ------- Agreement under this
              Section 7.1(a)(v) shall not be available to any Party whose failure to comply with Section 4.4 has been the cause of such action or inaction;

                  (vi) (A) by Buyer, upon notice given to the Seller, if the DOJ or the FTC advises Buyer or its Affiliates that (i) the DOJ will not approve Buyer as the transferee of the Company Interest except subject to terms and conditions that are not reasonably acceptable to Buyer in its sole discretion; provided that for purposes of this Section 7.1(a)(vi) the phrase "terms and conditions" not reasonably acceptable to Buyer in its sole discretion shall include terms and conditions that require Buyer or one or more of its Affiliates to divest, sell, transfer or otherwise dispose of wireless licenses issued by the FCC other than the divestiture, sale, transfer or disposition of portions of Personal Communication Services licenses as are necessary to bring Buyer into compliance with the FCC's CMRS spectrum aggregation limits as defined in 47 C.F.R. section 20.6 as modified in 2000 Biennial Regulatory Review Spectrum Aggregation Limits for Commercial Mobile Radio Services, Report and Order, WT Docket No. 01-14, FCC 01-328, released December 18, 2001 and effective January 1, 2002, or (ii) the DOJ or the FTC will challenge the transaction in Court as a violation of the antitrust laws;

                   (B) by Seller,  upon notice given to the Buyer,  if the Buyer provides the Seller with the DOJ/FTC Notice pursuant to Section 4.4.2;

                  (vii) by Buyer  (on any date  which is 110 days or more  after the date hereof), or Seller (on any date which is 110 days or more after the date hereof), upon written notice to the other, if Buyer has been unable to obtain financing on terms and conditions acceptable to Buyer in its sole discretion such that the gross proceeds from such financing are at least $500 million; provided that, in the event of a termination pursuant to this Section 7.1(a)(vii) (and as a condition to the effectiveness of any termination by Buyer pursuant to this Section 7.1(a)(vii)), Buyer shall make a payment of immediately available funds to Seller in the amount of $10 million (x) on the date of termination if the Buyer terminates pursuant to this Section 7.1(a)(vii) or (y) within three Business Days of the date on which the Buyer receives the Seller's notice of termination pursuant to this Section 7.1(a)(vii); provided further, that, subject to the last sentence of paragraph (a) of Schedule 4.2.11, Buyer may not terminate pursuant to this Section 7.1(a)(vii) in the event that the Seller shall have agreed with the Buyer in writing on a date concurrent with the final pricing of the Buyer Debt Securities contemplated by the Letter attached as Schedule 3.3.4(b) to accept (a) the portion of the Purchase Price in an amount equal to the portion of the $250 million of financing contemplated by the Letters attached as Schedule 3.3.4(a) that the Buyer was unable to obtain pursuant to such Letters at the same effective interest rate and other terms and conditions provided by such Letters, or on such other terms and conditions that are as or more favorable to the Buyer (provided that the bank lenders of the senior bank financing shall have given their prior written approval to such participation in the senior bank financing by the Seller), and (b) the portion of the Purchase Price in an amount equal to the portion of the $250 million of Buyer Debt Securities contemplated by the Letter attached as Schedule 3.3.4(b) that the Buyer was unable to obtain pursuant to such Letter at the same effective interest rate and other terms and conditions that the Buyer Debt Securities were issued and sold to investors, or on such other terms and conditions that are as or more favorable to the Buyer.

Notwithstanding anything in this Agreement to the contrary, the payment by Buyer to Seller of $10 million upon the termination of this Agreement pursuant to
Section 7.1(a)(vii) shall represent liquidated damages and shall be in full and complete satisfaction of any and all Losses incurred or suffered by any Seller Indemnitee that result from, relate to or arise out of any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including reasonable fees and expenses of attorneys, accountants and other professional advisors) incident to any breach or alleged breach by Buyer of its representations set forth in Section 3.3.4 or its agreements set forth in Schedule 4.2.11.

                  (b) In the event of the termination of this Agreement as provided in Section 7.1(a), this Agreement shall forthwith become wholly void and of no further force and effect (except as set forth in this Section 7.1, Section 4.4.4, Section 7.2 and Section 7.4). Notwithstanding the foregoing, nothing herein shall relieve a party from liability for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to such termination where such breach has independently caused Losses to the other party hereto.

         7.2 Expenses. Except as otherwise provided in this Agreement, Seller and Buyer shall share equally the filing fees associated with making all requisite applications with the FCC (and the State Commissions, if any) for consent to the transactions contemplated by this Agreement, but shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Seller shall pay any and all transfer Taxes arising out of or resulting from the sale of the Company Interest.

         7.3 Further Assurances. Seller and Buyer shall from time to time after the Closing Date, at the request of the other party, execute, acknowledge and deliver to such other party such other instruments of conveyance and transfer or assumption and will take such other actions and execute and deliver such other documents, certifications and further assurances as such other party may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the Company Interest and other rights to be transferred to it pursuant to the provisions of this Agreement. Each of the parties hereto will use Commercially Reasonable Efforts to cooperate with the other and execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Each of the parties will cause their respective Affiliates to comply with this Section 7.3 to the extent necessary or desirable to fulfill the purposes thereof.

         7.4 Buyer Termination Fee Rights.

                  (a) In the event that within three years following a termination of this Agreement pursuant to Section 7.1(a)(vii), a Liquidation/Sale Event (defined below) shall occur or a definitive agreement with respect thereto shall be entered into, Seller shall (provided that payment of the Termination Fee contemplated in Section 7.1(a)(vii) shall have been made in accordance therewith) be obligated on the closing date thereof with respect to any cash portion of such event, to promptly remit or cause to be remitted to Buyer the Buyer Portion (defined below) of the Net Liquidation/Sale Proceeds (defined below) from such Liquidation/Sale Event or, with respect to any non-cash portion of such event, on the Liquidity Date (as defined below).

                  (b) For purposes of this Section: (i) "Buyer Portion" shall mean that fraction, the numerator of which shall initially be $5 million and shall be increased at a rate of 5 percent per annum (prorated for a portion of a year based on the number of days of the year elapsed) following the date of termination, and the denominator of which is equal to the Target Amount (defined below); (ii) "Liquidation/Sale Event" shall mean (1) any liquidation, dissolution or winding up of Seller, either voluntary or involuntary, (2) in one transaction or a series of related transactions, any direct or indirect acquisition of Seller by means of a merger, consolidation or other form of reorganization, unless the direct and indirect holders of membership interests of Seller immediately prior to such merger, consolidation or reorganization collectively hold more than 50% of the voting power and equity interests of the surviving or resulting entity immediately following such merger, consolidation or reorganization or (3) in one transaction or a series of related transactions, a direct or indirect sale of all or substantially all of the assets of Seller (including the Company) or the Company; (iii) "Net Liquidation/Sale Proceeds" shall mean the amount by which the value of the gross cash and non-cash proceeds to Seller or to Seller's members (in each case, directly or indirectly), net of transaction costs and any taxes, exceeds the Target Amount, measured as of the closing date of the Liquidation/Sale Event; (iv) "Liquidity Date" shall mean the first date on which non-cash consideration from a Liquidation/Sale Event is freely tradable or otherwise convertible into cash without discount for lack of liquidity; and (v) "Target Amount" shall mean $617,650,000, minus the aggregate amount of distributions by Seller to members of Seller (other than tax distributions) following the date of this Agreement, plus the aggregate amount of capital contributions by members of Seller to Seller (for funding acquisitions or otherwise made to develop the value of the Company, the Company Business or other Seller businesses) following the date of this Agreement.

                  (c) Prior to the completion of any Liquidation/Sale Event, Seller shall notify Buyer in writing of the Target Amount.

         7.5 Non-Solicitation. For a period of twenty-four (24) months following the Closing Date, none of Seller, its owners, subsidiaries or Affiliates actively involved in the business of the Company prior to the Closing shall:

                  (a) solicit any employee known to Seller to be working for Buyer or any of its subsidiaries or Affiliates in connection with the provision of wireless service in the Company MTA unless such individual's employment with the Buyer or its subsidiary or Affiliate has been terminated; provided, however, that this paragraph shall not apply to Jack Scanlon or Patrick Joggerst; and shall not apply to a general solicitation of employees through the media that is not directed specifically at employees working for Buyer or any of its subsidiaries or Affiliates; and

                  (b) knowingly solicit from Buyer or any of its subsidiaries or Affiliates any Company MTA wireless customer unless it is a general solicitation for customers that is not directed specifically at Buyer's or any of its subsidiaries' or Affiliates' customers in the Company MTA.

         7.6 Contents of Agreement.  This  Agreement  and the other  Transaction
Documents, including their respective Schedules and Exhibits, which are specifically incorporated herein, set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all previous agreements and understandings, oral or written, between or among the parties regarding the transactions contemplated hereby, and shall terminate the consulting letter agreement dated January 17, 2002 between Buyer and Seller. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto which, in the case of Buyer, shall require the signature of the Chairman of Buyer or other person so authorized by the Chairman of Buyer or Buyer's Board of Directors.

         7.7 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by Seller or by Buyer without the prior written consent of the other party; provided that, notwithstanding anything to the contrary herein, Buyer may assign this Agreement, or the right

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

to acquire all or parts of the Company Interest, at any time to one or more Affiliates of Buyer, provided in each such case that such assignee agrees in writing with the other party to be bound hereby as if such assignee were the assigning party and to assume all of the liabilities and obligations of the assigning party, and provided further that the assigning party shall not be released from any of its liabilities or obligations under this Agreement and the assigning party shall remain liable for all of the assigning party's liabilities and obligations hereunder. Buyer may, at its sole discretion, assign its rights under this Agreement to an entity for purposes of facilitating a deferred like-kind exchange under Section 1031 of the Code, provided, that such assignee agrees in writing with Seller to be bound hereby as if such assignee were the assigning party and; provided, further, that Buyer shall remain liable for all of Buyer's liabilities and obligations. Notwithstanding anything to the contrary herein, Buyer hereby agrees that Seller shall have the right to prohibit any assignment of this Agreement or any rights hereunder if such assignment would be reasonably likely to result in a delay of greater than 20 calendar days in the FCC's or depending on which agency reviews the transaction, the DOJ's or the FTC's granting of approval of the transactions contemplated by this Agreement or in the finality of any such approval or in the expiration or termination of the waiting period under the HSR Act. Any purported assignment in violation of this
Section 7.7 shall be void.

         7.8 Waiver. No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the Party against whom enforcement of the same is sought which, in the case of Buyer, shall require the signature of the Chairman of Buyer or other person so authorized by the Chairman of Buyer or Buyer's Board of Directors. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No failure to exercise, and no delay in exercising, by any Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

         7.9 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, e-mail or by telefacsimile, with written confirmation to follow, as follows:

         If to Seller, to:

                  PrimeCo Wireless Communications LLC
                  c/o Clarity Partners, L.P.
                  100 North Crescent Drive
                  Beverly Hills, CA  90210
                  Attention:  Barry Porter
                  Facsimile Number:  (310) 432-5000

         With a required copy to (which shall not itself constitute notice):

                  Clarity Partners, L.P.
                  100 North Crescent Drive
                  Beverly Hills, CA  90210
                  Attention:  Barry Porter
                  Facsimile Number:  (310) 432-5000

         With a required copy to (which shall not itself constitute notice):

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Attention:  William E. Curbow, Esq.
                  Facsimile Number:  (212) 455-2502

         If to Buyer, to:

                  United States Cellular Corporation
                  c/o Telephone and Data Systems, Inc.
                  30 North LaSalle St., 40th Floor
                  Chicago, Illinois 60602
                  Attention:  Scott H. Williamson
                  Facsimile Number:  (312) 630-9299

         With a required copy to (which shall not itself constitute notice):

                  United States Cellular Corporation
                  8410 West Bryn Mawr Avenue
                  Chicago, Illinois 60631
                  Attention:  Kenneth R. Meyers
                  Facsimile Number:  (773) 399-8959

         With a required copy to (which shall not itself constitute notice):

                  Sidley Austin Brown & Wood
                  10 South Dearborn St.
                  Bank One Plaza
                  Chicago, Illinois 60603
                  Attention:  William S. DeCarlo, Esq.
                  Facsimile Number:  (312) 853-7036

or to such other address or facsimile numbers as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if such date is not a Business Day, on the next Business Day.

         7.10 Remedies. Notwithstanding the provisions of Section 6.7, the Parties acknowledge and agree that the Company Interest is unique and that, prior to Closing, remedies at law, including monetary damages, will be inadequate in the event of a breach or threatened breach by Seller or Buyer, respectively, in the performance of its obligations under this Agreement. Accordingly, the Parties agree that in the event of any such breach, or threatened breach, prior to Closing, any non-breaching Party shall be entitled to a decree of specific performance pursuant to which the breaching Party is ordered to affirmatively carry out its pre-closing obligations under this Agreement. The foregoing shall not be deemed to be or construed as a waiver or election of remedies by any non-breaching Party and any non-breaching Party expressly reserves any and all rights and remedies available to it at law or in equity in the event of any breach or default by the breaching Party under this Agreement prior to Closing.

         7.11 Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such State's laws and principles regarding the conflict of laws. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court unless venue would not be proper under rules applicable in such courts.

         7.12 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties hereto and, in the case of Article 6 hereof, the other indemnified parties, and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

         7.13 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         7.14 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         7.15 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of May 9, 2002.

         PRIMECO  WIRELESS COMMUNICATIONS LLC,
         as Seller

         By:        /s/ BARRY PORTER
                    ------------------------------------------------------------
                    Barry Porter
                    Authorized Representative



         UNITED STATES CELLULAR CORPORATION,
         as Buyer

         By:        /s/ JOHN E. ROONEY
                    ------------------------------------------------------------
                    John E. Rooney
                    President







 [Signature page to Purchase and Sale Agreement relating to Chicago 20 MHz, LLC]